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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The New York Times Company
Notice of 2009 Annual Meeting and Proxy Statement

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

Invitation to 2009 Annual Meeting of Stockholders

DATE: Thursday, April 23, 2009
TIME: 10:00 a.m.
PLACE: TheTimesCenter
242 West 41st Street, New York, NY 10018

March 11, 2009

Dear Fellow Stockholder:

Please join me at our Annual Meeting on Thursday, April 23, 2009, where we will ask you to vote on the election of our Board of Directors and the ratification of the selection of our auditors. We are pleased to announce that all of our directors have agreed to stand for re-election at this year's Annual Meeting.

This year, we are taking advantage of the Securities and Exchange Commission rule allowing companies to provide their stockholders with access to proxy materials over the Internet. On or about March 11, 2009, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our Proxy Statement, 2008 Annual Report and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner.

In addition to the formal items of business at our Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or a toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 23rd.

ARTHUR SULZBERGER, JR.
Chairman of the Board

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

Notice of Annual Meeting of Stockholders
To be held Thursday, April 23, 2009

To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Thursday, April 23, 2009, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, for the following purposes:

  1.
  To elect a Board of 15 members;

  2.
  To consider and act upon a proposal to ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 27, 2009; and

  3.
  To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 27, 2009, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of five of the 15 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2009 fiscal year. Class B stockholders are entitled to vote for the election of 10 of the 15 directors and on all other matters presented to the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

New York, NY
March 11, 2009

By Order of the Board of Directors

KENNETH A. RICHIERI
Senior Vice President, General Counsel & Secretary

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 23, 2009

Voting on Matters Before the Annual Meeting

Q:
 What am I voting on?

A:
There are two items that stockholders are asked to vote on at the 2009 Annual Meeting:

•
Proposal 1: Election of the Board of Directors.

•
Proposal 2: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 27, 2009.

Q:
 Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A common stock and Class B common stock. Stockholders of record of Class A or Class B stock as of the close of business on February 27, 2009, may vote at the 2009 Annual Meeting. As of February 27, 2009, there were 143,139,846 shares of Class A stock and 825,634 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•
Proposal 1: Class A stockholders vote for the election of five of the 15 directors. Class B stockholders vote for the election of 10 of the 15 directors.

•
Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:
 Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to furnish to our stockholders this Proxy Statement and our 2008 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a Web site where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Q:
 How do I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to:

•
View our proxy materials for the Annual Meeting on the Internet; and

•
Request to receive our proxy materials in printed form by mail or electronically by e-mail.

In addition, stockholders may request to receive all future stockholder communications (i.e., the annual report, proxy statement and other correspondence) electronically, instead of in print, and we encourage you to do so.

Q:
 What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner" of shares held in street name?

A:
•      Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, BNY
        Mellon Shareowner Services, you are considered the "stockholder of record" of those shares and the Notice is being sent directly to you by the Company.

•
Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name (also called a "street name" holder), and the Notice is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

Q:
 How do I cast my vote if I am a stockholder of record?

A:
If you are a stockholder of record (also called a registered stockholder) you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy you may do so by using the Internet or a toll-free telephone number, or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you will receive in response to your request. See "Voting Methods" on page 3 for more details.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 22, 2009. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Q:
 How do I cast my vote if I am a beneficial owner of shares held in street name?

A:
If you are a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you will receive voting instructions from your broker, bank, or nominee describing the available processes for voting your stock.

Q:
 Who will serve as inspector of elections?

A:
BNY Mellon Shareowner Services has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:
 How does the Board of Directors recommend voting?

A:
The Board of Directors recommends voting:

•
FOR each nominee to the Board of Directors; and

The Audit Committee of the Board recommends voting:

•
FOR ratification of Ernst & Young LLP as auditors.

Q:
 How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:
 Can I change my vote or revoke my proxy?

A:
Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy on the Internet, by telephone or mail or by voting by ballot at the Annual Meeting.

Q:
 What is the quorum requirement for the Annual Meeting?

A:
The holders of record of a majority of the Company's shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. However, as described elsewhere in this Proxy Statement, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and the Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of Directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitutes a quorum for the election of the Board of Directors. Abstentions and broker non-votes (as described below) are counted as present for establishing a quorum.

Q:
 Will abstentions or broker non-votes affect the voting results?

A:
Abstentions or withheld votes will have no effect on Proposal 1; abstentions will have the same effect as negative votes on Proposal 2.

If a broker that is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such proposal, those non-voted shares ("broker non-votes") will be counted as present for quorum purposes but as not voting on the proposal. This will have no effect on Proposal 1 and will have the same effect as a negative vote on Proposal 2.

Q:
 What is the date of distribution of the Notice?

A:
The Notice will be distributed to our stockholders beginning on or about March 11, 2009.

Q:
 Who pays for the solicitation of proxies and how are they solicited?

A:
Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our Directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•
Forwarding the Notice to beneficial owners of our common stock;

•
Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•
Obtaining beneficial owners' voting instructions.

We will also reimburse those firms for their reasonable expenses in accordance with applicable rules. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Georgeson Inc. to assist in soliciting proxies, and we expect to pay this firm a fee of $10,000, plus out-of-pocket expenses.

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock.

Voting in Person at the Annual Meeting

All registered stockholders may attend the Annual Meeting to be held at 10:00 a.m. on Thursday, April 23, 2009, at TheTimesCenter, 242 West 41st Street, New York, NY 10018.

Please note that even if you hold your stock in street name, you can still vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker. Please contact your bank or broker for information.

Internet Voting (Available 24 hours a day)
All registered stockholders may vote on the Internet by following the instructions in the Notice or by accessing:

http://www.proxyvoting.com/nyt

All street name holders may vote on the Internet by accessing:

http://www.proxyvote.com

Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

Telephone Voting (Available 24 hours a day)

All registered stockholders may vote by calling the following toll-free telephone number:

1-866-540-5760

Follow the voice prompts.

If you are a street name holder, and you requested to receive printed proxy materials, you may vote by telephone if your bank or broker makes that method available to you in the voting instruction form enclosed with the proxy materials that your bank or broker sends to you.

Proxy Card Voting by Mail

If you are a registered stockholder and you requested to receive printed proxy materials:

•    Mark your selections on the proxy card.

•    Date and sign your name as it appears on the proxy card.

•    Mail the completed proxy card in the return envelope provided.

 Note: If you voted on the Internet or by telephone, do not return your proxy card by mail.

If you are a street name holder, and you requested to receive printed proxy materials, you can vote by mailing your completed voting instruction form that you receive from your bank or broker.

Where to Find More Information on The New York Times Company

Documents Filed with the SEC

•
This Proxy Statement is accompanied by our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, that we have previously filed with the SEC and that includes audited financial statements.

•
You can obtain any of the documents that we file with the SEC (including a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2008) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company
620 Eighth Avenue
New York, NY 10018
Phone: (212) 556-1234
Attention: Senior Vice President, General
Counsel & Secretary

We will send you the requested documents without charge, excluding exhibits.

•
If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by April 9, 2009, so that you will receive them before the Annual Meeting.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

•
The Securities and Exchange Commission. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC's Web site (http://www.sec.gov) or can be reviewed and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

•
The New York Stock Exchange. As the Class A stock of The New York Times Company is listed on the New York Stock Exchange, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•
The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at http://www.nytco.com/corporate_governance/index.html:

    —Corporate Governance Principles

    —Board Committee Charters:

      •
      Audit Committee

      •
      Compensation Committee

      •
      Nominating & Governance Committee

      •
      Finance Committee

      •
      Foundation Committee

    —Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

    —Code of Ethics for Directors

    —Business Ethics Policy

    —Policy on Transactions with Related Persons

  Copies of the foregoing are available in print at no charge to any stockholder. To obtain documents from us, please direct requests in writing or by telephone to:

  The New York Times Company
  620 Eighth Avenue
  New York, NY 10018
  Phone: (212) 556-1234
  Attention: Senior Vice President, General Counsel & Secretary

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

This Proxy Statement is dated March 11, 2009. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

 General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs's daughter, Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger's four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the "grantors").

In 1997, the grantors executed an indenture (the "Trust Indenture") creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare ("the primary objective of the 1997 Trust").

The current trustees of the 1997 Trust are Daniel H. Cohen, James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Michael Golden, Carolyn D. Greenspon, Eric M. A. Lax and Arthur Sulzberger, Jr. (the "Trustees").

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company's Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

The Trustees also control, through a limited liability company, an additional 4,300,197 shares of Class A stock that are held in various family limited partnerships.

We have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 27, 2009, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B

1997 Trust[1,2] 230 West 41st Street New York, NY 10018	6,439,007	(4.5%)	738,810	(89.5%)
Daniel H. Cohen[1,2,3] 620 Eighth Avenue New York, NY 10018	6,660,050	(4.6%)	740,430	(89.7%)
James M. Cohen[1,2,4] 620 Eighth Avenue New York, NY 10018	6,701,274	(4.7%)	740,430	(89.7%)
Lynn G. Dolnick[1,2,5] 620 Eighth Avenue New York, NY 10018	6,638,706	(4.6%)	739,928	(89.6%)
Susan W. Dryfoos[1,2,6] 620 Eighth Avenue New York, NY 10018	6,921,334	(4.8%)	739,770	(89.6%)
Michael Golden[1,2,7] 620 Eighth Avenue New York, NY 10018	6,953,150	(4.8%)	739,930	(89.6%)
Carolyn D. Greenspon[1,2,8] 620 Eighth Avenue New York, NY 10018	6,459,086	(4.5%)	739,170	(89.5%)
Eric M. A. Lax[1,2,9] 620 Eighth Avenue New York, NY 10018	6,465,133	(4.5%)	738,810	(89.5%)
Arthur Sulzberger, Jr.[1,2,10] 620 Eighth Avenue New York, NY 10018	7,522,771	(5.2%)	739,770	(89.6%)
Harbinger Capital Partners Group[11] 555 Madison Avenue New York, NY 10022	28,488,434	(19.9%)
Carlos Slim Helú[12] Paseo de las Palmas 736 Colonia Lomas de Chapultepec 11000 México, D.F., México	25,950,000	(16.3%)
T. Rowe Price Associates, Inc.[13] 100 E. Pratt Street Baltimore, MD 21202	13,626,989	(9.5%)
Emigrant Bank Group[14] 5 East 42nd Street New York NY 10017	6,700,000	(4.7%)

1.
Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 8,962,355 Class A stock, representing approximately 6.2% of the outstanding shares of Class A stock, which shares include 746,568 shares issuable upon the conversion of 746,568 shares of Class B stock and 1,127,170 shares of Class A stock that could be acquired within 60 days upon the exercise of options and 42,000 restricted stock units of Class A stock, in each case, granted under the Company's 1991 Executive Stock Incentive Plan (the "NYT Stock Plan"), or its Non-Employee Directors' Stock Option Plan or Non-Employee Directors' Stock Incentive Plan (together, the "Directors' Plans"). In addition, we have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Daniel H. Cohen include (a) 4,078 shares of Class A stock held jointly with his wife, 4,943 shares of Class A stock held solely and 1,620 shares of Class B stock held solely, (b) 146,585 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, James M. Cohen, are members, (c) 8,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans (d) 3,330 shares of Class A stock held by two trusts of which Mr. Cohen is a trustee, (e) 3,830 shares of Class A stock held by two trusts for unrelated individuals of which Mr. Cohen is sole trustee, (f) 11,000 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his wife and children of which Mr. Cohen is a co-trustee and (g) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee. Mr. Cohen disclaims beneficial ownership of all shares held by the trusts described in (d), (e), (f) and (g) above. The holdings of Class A stock reported for Mr. Cohen exclude 11,000 shares of Class A stock held by a trust of which his wife is a co-trustee, the beneficiaries of which are Mr. Cohen and his children. In addition, 3,354 Class A stock units have been credited to Mr. Cohen's account under the Company's Non-Employee Directors Deferral Plan.

4.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for James M. Cohen include (a) 64,594 shares of Class A stock and 1,620 shares of Class B stock held solely, (b) 146,585 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, Daniel H. Cohen, are members, (c) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee and (d) 11,811 shares of Class A stock held by trusts created by Mr. Cohen for the benefit of his sons and step-son, of which Mr. Cohen is a sole trustee. The holdings of Class A stock reported for Mr. Cohen exclude 1,035 shares of Class A stock held by his wife. Mr. Cohen disclaims beneficial ownership of these shares as well as all shares held by the trusts described in (c) and (d) above.

5.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 11,640 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 139,515 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dolnick and her siblings, including Michael Golden, are members, (c) 16,000 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Directors' Plans, (d) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee and (e) 565 shares of Class A stock held by a trust of which Ms. Dolnick is a co-trustee. These trusts were created by Ms. Dolnick's brother, Michael Golden, for the benefit of his daughters. Ms. Dolnick disclaims beneficial ownership of these shares. The holdings of Class A stock reported for Ms. Dolnick exclude 30,685 shares of Class A stock held by trusts of which Ms. Dolnick's husband is the sole trustee and the beneficiaries are their children and excludes 9,901 shares of Class A stock held by trusts of which her brother, Michael Golden, is trustee and the beneficiaries are her children. In addition, 5,757 Class A stock units have been credited to Ms. Dolnick's account under the Company's Non-Employee Directors Deferral Plan.

6.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 305,972 shares of Class A stock and 960 shares of Class B stock held solely, (b) 6,911 shares of Class A stock held by a trust of which Ms. Dryfoos is co-trustee, (c) 11,500 shares of Class A stock held by a charitable trust of which Ms. Dryfoos and her siblings are trustees, (d) 142,984 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dryfoos and her siblings are members and (e) 14,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan. Ms. Dryfoos disclaims beneficial ownership of all of the shares described in (b) and (c) above.

7.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Michael Golden include (a) 18,423 shares of Class A stock and 1,120 shares of Class B stock held solely and 30,514 shares of Class A stock held jointly with his wife, (b) 139,515 shares of Class A stock beneficially owned by a limited liability company of which Michael Golden and his siblings, including Ms. Dolnick, are members, (c) 302,670 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan, (d) 9,901 shares of Class A stock held by a trust created by Ms. Dolnick for the benefit of her children of which Mr. Golden is trustee and (e) 12,000 restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Michael Golden exclude (i) 700 shares of Class A stock owned by his wife and (ii) 140,000 stock options under the NYT Stock Plan which were transferred to a limited partnership of which his wife is a general partner. Mr. Golden disclaims beneficial ownership of all of the shares described in (d) above.

8.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Greenspon include (a) 3,875 shares of Class A stock and 360 shares of Class B stock held solely and (b) 15,844 shares of Class A stock held by two trusts of which Ms. Greenspon is co-trustee. Ms. Greenspon disclaims beneficial ownership of all of the shares described in (b) above.

9.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include 18,586 shares of Class A stock held jointly with his wife, 5,000 shares of Class A stock held as custodian for his children and 2,540 shares of Class A stock held by Mr. Lax as trustee of two trusts held for his children. The holdings of Class A stock reported for Mr. Lax exclude (a) 24,696 shares of Class A stock and 960 shares of Class B stock owned by his wife, (b) 30,353 shares of Class A stock held for the benefit of his children by his wife as custodian, (c) 141,235 shares of Class A stock beneficially owned by a limited liability company of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr., are members and (d) 450 shares of Class A stock held by a charitable trust of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr., are trustees. Mr. Lax disclaims beneficial ownership of all shares described in (a), (b), (c) and (d) above.

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

10.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 2,871 shares held solely and 75,488 shares of Class A stock and 960 shares of Class B stock held jointly with his wife, (b) 141,235 shares of Class A stock beneficially owned by a limited liability company of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax's wife, are members, (c) 46,260 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by certain of Mr. Sulzberger, Jr.'s cousins for the benefit of the latter and/or their children, (d) 450 shares of Class A stock held by a charitable trust of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax's wife, are trustees, (e) 786,500 shares that could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (f) 30,000 restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (i) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.'s wife is a co-trustee and the beneficiaries of which are their children and (ii) 75,000 stock options under the NYT Stock Plan which were transferred to his wife.

11.
According to information contained in filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of November 17, 2008, the Harbinger Capital Partners Group (as defined below) beneficially owned 28,488,434 shares of Class A stock. According to the filings, the shares are held by persons, referred to in this Proxy Statement as the Harbinger Capital Partners Group, consisting of: Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC—New York, Inc., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, Michael D. Luce, Harbinger Capital Partners NY, LLC, Firebrand Investments, LLC and Scott Galloway. See "Interests of Related Persons in Certain Transactions of the Company—Expired Agreement with HCP Investors" on page 16 for a description of the Agreement, now expired, entered into by the Company and the Harbinger Capital Partners Group.

12.
According to information contained in filings with the SEC pursuant to the Exchange Act, as of February 20, 2009, Inmobiliaria Carso, S.A. de C.V ("Inmobiliaria") owns, directly or indirectly 10,050,000 shares of Class A stock. In addition, each of Inmobiliaria and Grupo Financiero Inbursa, S.A.B. de C.V. ("GFI"), as the parent company of Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, owns, directly or indirectly, warrants to purchase 7,950,000 shares of Class A stock at a price of $6.3572 per share. The warrants, which are subject to certain anti-dilution adjustments, may be exercised at any time prior to January 15, 2015. Accordingly, pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, each of Inmobiliaria and GFI is deemed to beneficially own 7,950,000 shares of Class A stock issuable upon exercise of the warrants. Furthermore, according to the filings, Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the "Slim Family"), are beneficiaries of a trust which in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of GFI. As a result, the Slim Family may be deemed to beneficially own indirectly (a) the shares of Class A stock beneficially owned by Inmobiliaria and (b) the warrants and the shares of Class A stock that may be obtained and beneficially owned by Inmobiliaria and GFI upon exercise of the warrants. See "Interests of Related Persons in Certain Transactions of the Company—Transaction with Carlos Slim Helú and Affiliates" on page 17 for a description of the transaction entered into by the Company and Mr. Slim, members of his family and certain affiliated entities.

13.
According to information contained in filings with the SEC pursuant to the Exchange Act, as of December 31, 2008, T. Rowe Price Associates, Inc. ("T. Rowe Price") beneficially owned 13,626,989 shares of Class A stock. According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The filing also states that, to the best of the holder's knowledge, the shares were acquired in the ordinary course of such holder's business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

14.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 26, 2008, the Emigrant Bank Group (as defined below) beneficially owned 6,700,000 shares of Class A stock. According to this filing, the shares are held by persons, referred to in this Proxy Statement as the Emigrant Bank Group, consisting of Emigrant Portfolio Management Company, LLC ("EPM"), Emigrant Bank ("EB"), Emigrant Bancorp, Inc. ("EBI"), New York Private Bank & Trust Corporation ("NYPBTC") and Paul Milstein Revocable 1998 Trust (the "Trust"). EPM is a wholly-owned subsidiary of EB, which is a wholly-owned subsidiary of EBI, which is a wholly-owned subsidiary of NYPBTC. The Trust owns 100% of the voting stock of NYPBTC. According to this filing, EB, EBI, NYPBTC and the Trust may be deemed to be the beneficial owners of shares of Class A stock owned directly by EPM and EB. In addition, according to this filing, as of January 5, 2009, Builtland Partners LLC ("BP") and PM Partners ("PMP") beneficially own 2,000,000 shares of Class A stock. PMP is the sole member of BP. Howard Milstein is a trustee of the Trust and the managing partner of PMP. According to the filing, EPM, EB, EBI, NYPBTC, the Trust, BP and PMP may be deemed to be members of a group although they disclaim such membership.

 Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 27, 2009, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act of each Director named in this Proxy Statement, the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company during 2008 and all Directors and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust." The table also shows, under "Class A Stock Units," in the case of non-employee Directors, stock units credited under the Company's Non-Employee Directors Deferral Plan and, in the case of executive officers, cash-settled restricted stock units awarded under the NYT Stock Plan. Distributions with respect to the stock units are made in cash to Directors subsequent to retirement and to executive officers upon the vesting of the restricted stock units.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units	Class B Stock	Percent of Outstanding Class B Stock

P. Steven Ainsley[1] Publisher, The Boston Globe	267,080	*	9,000	0
Raul E. Cesan[2] Director	61,000	*	26,436	0
Daniel H. Cohen[3,4] Director	6,660,050	4.6%	3,354	740,430	89.7%
Robert E. Denham[2] Director	19,000	*	1,816	0
Lynn G. Dolnick[3,4] Director	6,638,706	4.6%	5,757	739,928	89.6%
James M. Follo[1] Chief Financial Officer	77,500	*	10,000	0
Scott Galloway[2,5] Director	4,000	*	1,816	0
Michael Golden[3,4] Vice Chairman and Director	6,953,150	4.8%	12,000	739,930	89.6%
Scott Heekin-Canedy[1] President and General Manager, The New York Times	288,806	*	13,000	0
William E. Kennard[2] Director	29,200	*	21,490	0
James A. Kohlberg[2] Director	4,000	*	1,816	0
Dawn G. Lepore[2] Director	4,000	*	1,816	0
David E. Liddle[2] Director	38,600	*	5,757	0
Ellen R. Marram[2] Director	40,000	*	17,359	0
Thomas Middelhoff[2] Director	22,709	*	5,757	0
Janet L. Robinson[1] President, Chief Executive Officer and Director	1,020,441	*	50,000	0
Arthur Sulzberger, Jr.[3,4] Chairman of the Board, Publisher, The New York Times, and Director	7,522,771	5.2%	50,000	739,770	89.6%
Doreen A. Toben[2] Director	20,500	*	17,129	0
All Directors and Executive Officers[3] (22 individuals)	10,845,198	7.6%	285,303	743,628	90.1%

(Footnotes appear on following page)

*
Indicates beneficial ownership of less than 1%.

1.
The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options under the NYT Stock Plan, as follows: Mr. Ainsley: 238,245 shares; Mr. Follo: 52,000 shares; Mr. Heekin-Canedy: 248,370 shares and Ms. Robinson: 809,750 shares. Also, the amounts reported include restricted stock units, pursuant to which an executive would be awarded shares of Class A stock upon vesting, granted under the NYT Stock Plan as follows: Mr. Ainsley: 25,500 shares; Mr. Follo: 15,500 shares, Mr. Heekin-Canedy: 31,000 shares and Ms. Robinson: 164,000 shares.

2.
The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options under the Directors' Plans, as follows: Mr. Cesan: 36,000; Mr. Denham: 4,000; Mr. Galloway: 4,000; Mr. Kennard: 27,000; Mr. Kohlberg: 4,000; Ms. Lepore: 4,000; Dr. Liddle: 36,000; Ms. Marram: 36,000; Dr. Middelhoff: 20,000; and Ms. Toben: 20,000.

3.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each Director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the Directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

4.
See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this person's holdings.

5.
Mr. Galloway is a member of the Harbinger Capital Partners Group referred to in footnote 11 under "Principal Holders of Common Stock."

 Section 16(a) Beneficial Ownership Reporting Compliance

The Company's Directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2008.

 Proposal Number 1—
Election of Directors

Fifteen Directors will be elected to the Board of The New York Times Company at the 2009 Annual Meeting. Nominees proposed for election as Directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees is now a member of the Board of Directors and was elected at the 2008 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect five of the 15 Directors; Class B stockholders will elect 10. Directors are elected by a plurality of the votes cast. Although approximately 30% of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors by the holders of the Company's Class B common stock, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (5)	Class B Nominees (10)

Scott Galloway	Raul E. Cesan
William E. Kennard	Daniel H. Cohen
James A. Kohlberg	Robert E. Denham
David E. Liddle	Lynn G. Dolnick
Ellen R. Marram	Michael Golden
Dawn G. Lepore
Thomas Middelhoff
Janet L. Robinson
Arthur Sulzberger, Jr.
Doreen A. Toben

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Proxies will be used to vote for the election of the nominees named above unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected.

Notes on Nominees:

•
Michael Golden and Lynn G. Dolnick are siblings.

•
Daniel H. Cohen, Lynn G. Dolnick and Michael Golden, and Arthur Sulzberger, Jr. are cousins.

 Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Nominees

SCOTT GALLOWAY Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

44
2008
Founder and Chief Investment Officer, Firebrand
Partners LLC (an operational activist investment firm)
(from 2005)
Clinical Associate Professor, New York University Stern
School of Business (from 2002); Founder (1992),
Chairman (from 2000 to 2002) and Chief Executive
Officer (from 1992 to 2000), Prophet Brand
Strategy, Inc. (brand consulting firm); Founder (1997)
and Chairman (from 1997 to 2000), RedEnvelope Inc.
(Internet gift retailer)
Nominating & Governance

WILLIAM E. KENNARD Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

52
2001
Managing Director, The Carlyle Group (a global private
investment firm) (from 2001)
Chairman (from 1997 to 2001), General Counsel (from
1993 to 1997), U.S. Federal Communications
Commission
Finance and Nominating & Governance (Chair)

JAMES A. KOHLBERG Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

51
2008
Co-Founder and Chairman, Kohlberg & Company (a
middle market private equity firm) (from 1987)
Co-Founder and Chairman (from 2005), Helium
Group LLC (Internet media firm d/b/a
HalogenGuides.com); Chairman (from 2004), ClearEdge
Power; Investment Professional (from 1984 to 1987),
Kohlberg Kravis Roberts & Co.
Compensation

DAVID E. LIDDLE Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

64
2000
Partner, U.S. Venture Partners (a venture capital firm)
(from 2000)
Chairman (1999), President (from 1992 to 1999) and
Co-Founder of Interval Research Corporation; Vice
President, New Systems Development, Personal Systems,
International Business Machines Corporation (1991);
President, Chief Executive Officer and co-founder,
Metaphor Computer Systems, Inc. (from 1982 to 1991)
Audit and Compensation (Chair)

ELLEN R. MARRAM Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

62
1998
President, The Barnegat Group, LLC (a business
advisory firm) (from 2006)
Operating Advisor (from 2006), Managing Director,
(from 2000 to 2005), North Castle Partners, LLC;
President and Chief Executive Officer of efdex, Inc. (the
Electronic Food & Drink Exchange) (from 1999 to
2000); President (from 1993 to 1998) and Chief
Executive Officer (from 1997 to 1998), Tropicana
Beverage Group; Executive Vice President, The Seagram
Company Ltd. and Joseph E. Seagram & Sons Inc. (from
1993 to 1998); Senior Vice President, Nabisco Foods
Group, and President and Chief Executive Officer,
Nabisco Biscuit Company (from 1988 to 1993)
Eli Lilly and Company and Ford Motor Company
Finance (Chair), Compensation and Nominating &
Governance

Class B Nominees
RAUL E. CESAN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

61
1999
Founder and Managing Partner, Commercial
Worldwide LLC (an investment firm) (from 2001)
President and Chief Operating Officer of Schering-
Plough Corporation (from 1998 to 2001), Executive Vice
President of Schering-Plough Corporation and President
of Schering-Plough Pharmaceuticals (from 1994 to 1998),
President of Schering Laboratories (from 1992 to 1994),
President of Schering-Plough International (from 1988 to
1992)
Audit (Chair) and Finance

DANIEL H. COHEN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

56
2007
President, DeepSee, LLC (an oceanic exploration and
submarine leasing company) (from 2007)
President, Dan Cohen & Sons, LLC (from 1999 to 2006);
Senior Vice President, Advertising (from 1996 to 1999),
Vice President, Advertising (from 1995 to 1996), Group
Director, Promotion (from 1993 to 1995) and Managing
Director, Sales (from 1992 to 1993), The New York Times
Finance

ROBERT E. DENHAM Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

63
2008
Partner, Munger, Tolles & Olson LLP (from 1998)
Chairman and Chief Executive Officer of Salomon Inc.
(from 1992 to 1998), General Counsel of Salomon Inc.
and Salomon Brothers (from 1991 to 1992); Managing
Partner of Munger, Tolles & Olson LLP (from 1985 to
1991); Partner at Munger, Tolles & Olson LLP (from
1973 to 1991)
Chevron Corporation, Fomento Económico
Mexicano, S.A.B. de C.V. and Wesco Financial
Corporation
Audit and Nominating & Governance

LYNN G. DOLNICK Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

57
2005
Director of various non-profit corporations
Associate Director, Exhibits and Outreach (from 1998 to
2004), Head, Division of Exhibits (from 1993 to 1998),
Head, Office of Exhibit Interpretation (from 1991 to
1993), Special Assistant to Director (from 1986 to 1991),
Director, NOAHS Center (New Opportunities in Animal
Health Sciences) (from 1985 to 1987), Smithsonian's
National Zoological Park
Finance and Foundation (Chair)

MICHAEL GOLDEN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

59
1997
Vice Chairman of the Company (from 1997)
Publisher, The International Herald Tribune (from 2003
to January 2008); Senior Vice President of the Company
(from 1997 to 2004); Vice President, Operations
Development, of the Company (from 1996 to 1997);
Executive Vice President, NYT Sports/Leisure
Magazines, and Vice President and Publisher, Tennis
magazine (from 1994 to 1996) and Executive Vice
President and General Manager (from 1991 to 1994),
NYT Women's Magazines
Foundation

DAWN G. LEPORE Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

54
2008
Chairman, President and Chief Executive Officer, drug-
store.com, inc. (an online provider of health, beauty,
vision and pharmacy products) (from October 2004)
Vice Chairman, Technology, Active Trader, Operations,
Business Strategy, and Administration (from August 2003
to October 2004), Vice Chairman, Technology, Opera-
tions, Business Strategy, and Administration (from May
2003 to August 2003), Vice Chairman, Technology, Oper-
ations and Administration (from 2002 to 2003), Vice
Chairman, Technology and Administration (from 2001 to
2002); and Vice Chairman and Chief Information Officer
(from 1999 to 2001), Executive Vice President and Chief
Information Officer (from 1993 to 1999), Vice President,
Applications Development Support (from 1987 to 1993),
The Charles Schwab Corporation and Charles
Schwab & Co., Inc.
drugstore.com, inc. and eBay Inc.
Compensation and Finance

THOMAS MIDDELHOFF Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

55
2003
Founder, Partner and Executive Chairman, BLM Part-
ners (special purpose acquisition company) (from Febru-
ary 2009)
Chief Executive Officer (from 2005 to February 2009) and
Non-executive Chairman (from 2004 to 2005) of Arcandor
AG; Managing Director, Investcorp Ltd. (from 2003 to
2005); Chairman and Chief Executive Officer (from 1997
to 2002), Head of Corporate Development and Coordina-
tor of Multimedia Business (from 1994 to 1998), and Mem-
ber of The Board Industry Division (from 1990 to 1994),
Bertelsmann AG; Managing Director (from 1989 to 1990),
Mohndruck, Calandar Publishing Company
Germany 1 Acquisition (Co-non-executive Chairman),
moneybookers.com (Non-executive Chairman), Senator
Entertainment AG (Non-executive Chairman) and
Thomas Cook Group plc (Non-executive Chairman)
Compensation and Finance

JANET L. ROBINSON Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

58
2004
President and Chief Executive Officer of the Company
(from 2005)
Executive Vice President and Chief Operating Officer of
the Company (2004); Senior Vice President, Newspaper
Operations, of the Company (from 2001 to 2004); Presi-
dent and General Manager, The New York Times (from
1996 to 2004)
Foundation

ARTHUR SULZBERGER, JR. Age: Director Since: Principal Occupation: Recent Business Experience:	57 1997 Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992) Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times

DOREEN A. TOBEN Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

59
2004
Executive Vice President and Chief Financial Officer,
Verizon Communications, Inc. (from 2002)
Senior Vice President and Chief Financial Officer,
Telecom Group, Verizon Communications, Inc. (from
2000 to 2002), Vice President and Controller (from 1999
to 2000) and Vice President and Chief Financial Officer,
Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)
Verizon Wireless Inc.
Audit and Foundation

Interests of Related Persons in Certain Transactions of the Company

Policy on Transactions with Related Persons.    See "Policy on Transactions with Related Persons" on page 21 for a description of the Company's policy regarding any transaction between the Company and a "related person."

Interests of Directors in Certain Transactions of the Company.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These include the Company's purchase of products and services from Verizon Communications, Inc. and the running of advertising in Company properties for the products and services of Ford Motor Company and Verizon Communications, Inc., as well as other Director-affiliated companies. All of these arrangements are conducted on an arm's-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company's Board or the relevant Director.

Members of the Ochs-Sulzberger Family Employed by the Company.    During 2008, Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman of the Company and Publisher of the International Herald Tribune. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Golden's compensation. In 2008, James Dryfoos was employed as Manager, The New York Times Company (Enterprise Services), and was paid a total of $157,231. In 2008, Michael Greenspon was employed as Project Director, The New York Times (Strategic Planning), and was paid a total of $186,485. In 2008, Rachel B. Golden joined the Company as a Marketing Associate for NYTimes.com, and was paid a total of $44,423. In 2009, Arthur Gregg Sulzberger joined the Company as a staff reporter for The New York Times.

Mr. Sulzberger, Jr. is a cousin of Daniel H. Cohen and of Lynn G. Dolnick and Mr. Golden, who are also siblings. Messrs. Dryfoos and Greenspon are each the son of a cousin of Messrs. Sulzberger, Jr., Golden and Cohen and Ms. Dolnick. Ms. Golden is Mr. Golden's daughter. Mr. Sulzberger is the son of Mr. Sulzberger, Jr.

Expired Agreement with HCP Investors.    On March 17, 2008, we and Harbinger Capital Partners NY, LLC, together with certain of its affiliates and Firebrand Investments, LLC (collectively, the "HCP Investors"), entered into an agreement (the "Agreement") terminating a then-pending proxy contest with respect to the election of directors at our 2008 Annual Meeting. The HCP Investors had planned to seek representation on our Board by nominating a slate of four candidates, including Scott Galloway and James A. Kohlberg, for election as directors at the Annual Meeting. Pursuant to the Agreement, which has since expired, we agreed, among other things:

•
to increase the size of the Board from 13 to 15 directors effective as of the end of the 2008 Annual Meeting;

•
to nominate each of Messrs. Galloway and Kohlberg as a director for terms to expire at our 2009 Annual Meeting;

•
to name, upon their election to the Board, at least one of Messrs. Galloway and Kohlberg to each of the Nominating & Governance Committee and the Compensation Committee of the Board; and

•
to reimburse the HCP Investors for actual out-of-pocket expenses in connection with their nominations and related filings, up to a maximum amount of $250,000.

Pursuant to the Agreement, the HCP Investors agreed to irrevocably withdraw the nominations to the Board they had previously made and to terminate the pending proxy contest, to vote their shares in favor of the Board's slate of nominees at the 2008 Annual Meeting and against any stockholder nominations for director which are not approved and recommended by the Board; and to refrain from taking certain actions with respect to the election of directors (such as soliciting proxies or written consents) from March 17, 2008 to November 23, 2008.

Transaction with Carlos Slim Helú and Affiliates.    On January 19, 2009, the Company entered into a securities purchase agreement (the "Securities Purchase Agreement") with Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (each an "Investor" and collectively the "Investors"), pursuant to which the Company issued to the Investors for an aggregate purchase price of $250,000,000 (net of a $4,500,000 investor funding fee) (1) $250,000,000 aggregate principal amount of 14.053% Senior Unsecured Notes due January 15, 2015 (the "Notes"), and (2) detachable warrants (the "Warrants") to purchase 15,900,000 shares of the Company's Class A stock at a price of $6.3572 per share. Each Investor purchased an equal number of Notes and Warrants. The closing of this transaction occurred on January 21, 2009. Carlos Slim Helú and members of his family are beneficiaries of a trust which in turn owns all of the outstanding voting securities of Inmobiliaria Carso and a majority of the outstanding voting equity securities of Grupo Financiero Inbursa, S.A B. de C.V., which is the parent company of Banco Inbursa. As a result of the issuance of the Warrants, Mr. Slim, members of his family and the Investors are deemed to beneficially own an aggregate of 16.3% of the Company's outstanding Class A stock.

Preemptive Rights Offering.    As a result of the agreement to issue the Warrants to the Investors, under clause (VI) of Article Fourth of the Company's Certificate of Incorporation and Section 622 of the New York Business Corporation Law, each holder of the Company's Class B stock received a non-transferable preemptive right to purchase, for each share of Class B stock owned, 0.1112 warrants (the "Preemptive Warrants"), at a price of $1.33 per warrant, to purchase shares of the Company's Class A stock, at a price of $6.35 per share. The terms of the Preemptive Warrants were substantially the same as those of the Warrants issued to the Investors.

As previously mentioned on page 5, the 1997 Trust holds 738,810 shares of Class B stock of the Company, or approximately 89% of the outstanding shares of the Class B stock. The 1997 Trust and the Trustees holding an aggregate of 745,450 shares of Class B stock waived their preemptive rights triggered by the agreement to issue the Warrants to the Investors. Accordingly, an aggregate of 8,917 Preemptive Warrants were offered to the holders of an aggregate of 80,184 shares of Class B stock, and an aggregate of 559 Preemptive Warrants were issued to holders who accepted the offer.

 Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The following highlights key corporate governance practices applicable to the Board:

Corporate Governance Principles.  The New York Stock Exchange ("NYSE") rules require listed companies to adopt corporate governance principles. A printable copy of the current version of the Company's Corporate Governance Principles, most recently amended on February 21, 2008, is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Majority Voting for Directors.  Our Corporate Governance Principles provide that each nominee for election to the Board must agree to resign upon the request of the Board if, in an uncontested election, he or she is elected to the Board but fails to receive a majority of the votes cast. In determining whether to require the Director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make the request within 60 days and the Company must disclose the Board's decision within 65 days.

Director Nominee Rotation.  Our Corporate Governance Principles provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded, Class A common stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees.

This policy reinforces the principle that, once elected, our directors have no ongoing status as "Class A" or "Class B" directors. They all owe fiduciary duties and responsibilities to all of our stockholders.

Director Election.  All Directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the next highest whole number) of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors are elected by the holders of the Company's Class B common stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to the Company and all of our stockholders.

Director Attendance at Annual Meetings.  All Directors are expected to attend the Company's annual meeting of stockholders. All Directors attended the Company's 2008 annual meeting of stockholders in person, except for Thomas Middelhoff and Doreen Toben, who could not attend due to last-minute scheduling conflicts.

Director Retirement Age.  None of our Directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  All Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time. Stock units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated. Each Director, other than those new to the Board in 2008, was in compliance during 2008. As a result of the recent decline of stock prices, the current market value of the holdings of certain Directors is below the guidelines.

Director Orientation.  The Company has a comprehensive orientation program for all new non-employee Directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors and extensive written materials on each of the Company's different business units. The senior management meetings cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors are also invited to attend each orientation program.

Ongoing Director Education.  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

"Controlled Company" Exception to NYSE Rules.  The Company's Board of Directors has determined not to take advantage of an available exception from certain of the NYSE rules. A company of which more than

50% of the voting power is held by a single entity, a "controlled company," need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust's holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company's Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent Directors.

The Board has determined that each of Messrs. Cesan, Denham, Galloway, Kennard and Kohlberg, Ms. Lepore, Dr. Liddle, Ms. Marram, Dr. Middelhoff and Ms. Toben are independent. Of the remaining Directors, Messrs. Sulzberger, Jr. and Golden and Ms. Robinson are executive officers of the Company, Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of Mr. Golden and Mr. Cohen is a cousin of Messrs. Sulzberger, Jr. and Golden. Due to their family relation to Messrs. Sulzberger, Jr. and Golden, Ms. Dolnick and Mr. Cohen, who are cousins, are not considered independent.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company's independent Directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a Director qualifies as "independent" so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The NYSE rules permit the adoption of, and the Board of the Company has adopted, categorical standards defining "material relationships" for the purpose of determining independence. Under these standards, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company's public filings by SEC rules—are immaterial to the Company for this purpose:

•
if the Director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of the other entity; or

•
if the Director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization's annual charitable receipts.

The Board has determined that each of the Company's independent Directors has only immaterial relationships with the Company under these categorical standards.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that each member of the Audit Committee, including the Chair of the Audit Committee, Mr. Cesan, qualifies as an "audit committee financial expert."

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies not only to the Company's CEO and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman, and a code of ethics for Directors. A printable version of each of these documents is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Non-Employee Directors.  The NYSE rules require that the non-employee directors of a listed company meet periodically in executive sessions. The Company's non-employee Directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent Directors meet in executive session. Ms. Dolnick and Mr. Cohen are non-employee Directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent.

Presiding Director.  Ms. Marram currently serves as our Presiding Director. In addition to chairing all executive sessions of our non-employee and independent Directors, our Presiding Director:

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serves as a liaison between our Chairman, our CEO and our independent Directors;

•
reviews proposed plans for Board meeting presentations;

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consults with any of the senior executives of the Company as to any concerns the executive might have; and

•
makes herself available for direct consultation with major stockholders.

Interested parties may express their concerns to the Company's non-employee Directors or the independent Directors by contacting the Presiding Director, care of the Senior Vice President, General Counsel & Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Senior Vice President, General Counsel & Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders' interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, as Publisher of The New York Times, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our Directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-employee Directors, the Compensation Committee annually evaluates the performance of our Chairman, President and CEO and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the "Summary Compensation Table" are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and CEO, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Restricted stock units are counted in calculating ownership. An executive officer's stock holdings are valued at the greater of the fair market value at year end or the officer's tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). An affected executive officer has five years to attain the holding requirements. All of our named executive officers are in compliance with the guidelines.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In the event of a restatement of the Company's financial statements due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.

Independent Compensation Consultant.  The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP. In 2008, Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs and made compensation recommendations for our Chairman and Chief Executive Officer. See "Compensation Discussion & Analysis."

Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof).

Any transaction with the Company in which a Director, executive officer or beneficial holder of more than 5% of the outstanding shares of either Class A or Class B stock, or any immediate family member of the foregoing (each, a "related person") has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

Any such transaction would be subject to the Company's written policy respecting the review, approval or ratification of related person transactions.

Under this policy:

•
the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company's policies and practices with respect to the employment of non-related persons in similar positions; and

•
any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, a committee thereof or if it is impractical to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a Director or an immediate family member of a Director, that Director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board of Directors, the committee or Director considering the matter must determine that the transaction is fair and reasonable to the Company.

A printable version of this written policy is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Our Code of Ethics applicable to Directors discourages Directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be "related persons" similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee's retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee's supervisor, and an employee's direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the President/CEO of that employee's operating unit. There are exceptions for small holdings in public companies. These provisions of the Code of Ethics applicable to Directors and the Company's Business Ethics Policies are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.

See "Interests of Related Persons in Certain Transactions of the Company" for a description of transactions between the Company and related persons in 2008 and 2009 through the date of this Proxy Statement.

Board Meetings and Attendance

Board Meetings in 2008:  Seven

Board Committees:  Five Standing Committees: Audit, Compensation, Finance, Foundation, and Nominating & Governance. See "Board Committees" for Committee descriptions and membership.

Total Committee Meetings in 2008:  23

2008 Attendance:  All Directors attended 75% or more of the total Board and Committee meetings.

 Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2008

Audit Raul E. Cesan, Chair Robert E. Denham David E. Liddle Doreen A. Toben	• • • • • • •	Engages the Company's independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors'
independence and other matters. Recommends appropriate action to ensure the auditors' independence.
Reviews with management and the independent auditors the Company's quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
Meets regularly with the Company's senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
Reviews the Company's risk assessment and risk management policies.
Reviews the organization, resources and competence of the Company's internal audit department.
		Prepares the report to stockholders included in the annual Proxy Statement.	7

Compensation David E. Liddle, Chair James A. Kohlberg Dawn G. Lepore Ellen R. Marram Thomas Middelhoff	• • • • • • •	Approves compensation arrangements for the Company's executive officers other than the Chairman, the CEO and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.
In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the CEO and the Vice Chairman and, together with the other independent Directors, approves their compensation arrangements.
Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers under such plans.
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
Appoints the ERISA Management Committee, which oversees administration of the
Company's health, benefit and savings plans and which reports to the Compensation
Committee once a year.
Has sole authority to engage an executive compensation consultant.
Reviews and discusses the Compensation Discussion and Analysis with management and prepares a report to stockholders stating that it has recommended that it be included in
		the annual Proxy Statement.	4

Nominating & Governance William E. Kennard, Chair Robert E. Denham Scott Galloway Ellen R. Marram	• • • • • •	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership. Recommends candidates to the Board for election to the Board at the Annual Meeting. Advises the Board on appropriate compensation for outside directors. Advises the Board on corporate governance matters. Oversees periodic evaluation of the Board. Has sole authority to engage a search firm to identify director candidates.	4

Finance Ellen R. Marram, Chair Raul E. Cesan Daniel H. Cohen Lynn G. Dolnick William E. Kennard Dawn G. Lepore Thomas Middelhoff	• • •	Reviews the Company's financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short-and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.
Establishes (and adjusts from time to time) investment policies for the Company's retirement and savings plans.
Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company's retirement and
		savings plans and which reports to the Finance Committee from time to time.	6

Foundation Lynn G. Dolnick, Chair Michael Golden Janet L. Robinson Doreen A. Toben	• •	Advises the Board on the policies and direction of The New York Times Company Foundation and The New York Times Neediest Cases Fund. Reviews and makes recommendations to the Board with respect to the Company's contributions to The New York Times Company Foundation.	2

 Nominating & Governance Committee

Our Nominating & Governance Committee consists of four non-employee Directors, William E. Kennard, Chair, Robert E. Denham, Scott Galloway and Ellen R. Marram. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, to recommend nominees to the Board for election and to advise the Board on corporate governance matters. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing Director, the Committee begins its process of identifying and evaluating potential Director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific Director candidates to the attention of the Committee. As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock.

As noted, the Committee will consider Director candidates recommended by stockholders. Stockholders wishing to recommend Director candidates for consideration by the Committee may do so by writing to the Senior Vice President, General Counsel & Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company's Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities. The Committee also considers whether a potential nominee would satisfy:

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the NYSE's criteria of director "independence";

•
the NYSE's "financial literacy" and "financial management expertise" standards; and

•
the SEC's definition of "audit committee financial expert."

Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and management Directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential Director nominees to the full Board, and final approval of a candidate is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

 Compensation Committee

Compensation Committee Procedures

Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of the following individuals:

  David E. Liddle, Chair
  James A. Kohlberg
  Dawn G. Lepore
  Ellen R. Marram
  Thomas Middelhoff

The Committee consists solely of non-employee Directors of the Company. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter, as well as the number of its meetings in 2008.

Together with the other non-employee members of the Board, the Committee evaluates the performance of our Chairman, Chief Executive Officer, and Vice Chairman and together with the other independent Directors approves their compensation. In addition, the Committee approves all compensation for our other executive officers and discusses with management in general terms the compensation of non-executive employees.

In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a written grant policy.

Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in 2008, it directly engaged an independent compensation consultant, Exequity LLP. Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs and made compensation recommendations for our Chairman and Chief Executive Officer. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.

The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Company's human resources department supports the Committee in its work.

Throughout the year, the Committee meets to discuss the Company's executive compensation program and related matters. In February of each year, the Committee generally takes the following actions:

•
sets salaries for the year;

•
sets annual bonus potentials and the related financial targets for the year;

•
sets award potentials and the financial targets and performance period for the upcoming long-term performance cycle; and

•
awards stock options and restricted stock units.

In addition, each February, the Committee meets to certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards. Commencing in 2010, grants of restricted stock units will be conditioned upon the achievement of performance goals pre-set by the Committee in February of each year. Other meetings are scheduled throughout the year as the Committee deems appropriate.

The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled "Compensation Discussion and Analysis," and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under "Compensation of Executive Officers" on page 30.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is now, or was during 2008 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2008 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.

Audit Committee Report

To the Stockholders of The New York Times Company:

The Audit Committee consists of four non-employee Directors, Raul E. Cesan, Chair, Robert E. Denham, David E. Liddle and Doreen A. Toben. The Board of Directors has determined that:

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each Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate" as defined by the NYSE;

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each Committee member satisfies the "financial management expertise" standard, as required by the NYSE; and

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each Committee member, including the Chair of the Committee, is an "audit committee financial expert" as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company's internal control over financial reporting, and for issuing the reports thereon. The Committee is responsible for assisting the Board in monitoring:

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the integrity of the Company's financial statements;

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the Company's compliance with legal and regulatory requirements;

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the Company's internal control over financial reporting;

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the Company's independent registered public accounting firm's qualifications and independence; and

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the performance of the Company's internal audit function and independent registered public accounting firm.

In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

During 2008, the Committee met seven times and held separate discussions with management, the Company's internal auditors and the Company's independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"). The Committee's Chair, as representative of the Committee, discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and/or Controller and Ernst & Young prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company's quarterly financial statements with management and Ernst & Young. In addition, the Committee reviewed and discussed the Company's compliance with the requirements of the Sarbanes-Oxley Act with respect to internal control over financial reporting.

Management has represented to the Committee that the Company's 2008 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Ernst & Young the Company's 2008 annual consolidated financial statements and Ernst & Young's audit report thereon and Ernst & Young's audit report on the effectiveness of the Company's internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company's internal control over financial reporting. The Committee has also discussed the following with Ernst & Young:

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the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's 2008 annual consolidated financial statements;

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the critical accounting policies and practices used in the preparation of the Company's 2008 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

•
other material written communications between Ernst & Young and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Committee concerning independence, and has discussed with Ernst & Young that firm's independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Ernst & Young's independence, the Committee has adopted a "Policy on Auditor Independence and Non-Audit Services" (which, among other things, requires management and the Committee to consider whether Ernst & Young's provision of any non-audit services would impair Ernst & Young's independence) and a "Policy on Hiring Current or Former Employees of Independent Auditors." Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Ernst & Young describing:

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the firm's internal quality-control procedures; and

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any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008, for filing with the SEC.

The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2009.

  Raul E. Cesan, Chair
  Robert E. Denham
  David E. Liddle
  Doreen A. Toben

Directors' Compensation

2008 Compensation of Non-Employee Directors

Compensation for our non-employee Directors for 2008 consisted of: cash compensation in the form of an annual retainer for all Board members, Committee Chairs and Committee members and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units and options to purchase Class A stock.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality Directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee Directors. Each year, management reports to the Nominating & Governance Committee on non-employee Director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee Directors.

Based on available information, we believe our non-employee Director compensation package generally falls in the mid-range of director compensation at comparable companies.

Each of the current components of our non-employee Director compensation is described in more detail below.

Cash Compensation

In 2007, we discontinued our practice of paying meeting fees in recognition of the fact that meeting attendance is the most basic expectation of a director. Instead we pay an annual retainer to all Board members, Committee Chairs and Committee members as follows:

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Annual cash Board retainer of $45,000;

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Annual cash Committee Chair retainer of $10,000;

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Annual cash Committee retainers in the following amounts:

    •    Audit—$20,000

    •    Compensation—$10,000

    •    Finance—$10,000

    •    Nominating & Governance—$6,000

    •    Foundation—$3,000

The Presiding Director receives an additional $10,000 annual retainer.

Non-Employee Directors Deferral Plan:    Our Non-Employee Directors Deferral Plan, referred to as the Deferral Plan, allows our non-employee Directors to defer the receipt of a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the Director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding Annual Meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee Director's retirement, we pay him or her the cash value of amounts accumulated in his or her account.

Phantom Stock Units:    Under the Deferral Plan, a discretionary grant of phantom stock units worth $35,000 was credited to each non-employee Director's account under our Deferral Plan on the date of the 2008 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2008 Annual Meeting. It is anticipated that a similar grant will be made on the date of the 2009 Annual Meeting.

Stock Options:    Our Board's longstanding practice is to award stock options annually to our non-employee Directors, on the date of the Annual Meeting under our Non-Employee Directors' Stock Incentive Plan, referred to as the Directors' Plan. The option exercise price for those awards is set at the average of the high and low stock prices as quoted on the NYSE on the date of the Annual Meeting. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from the date of grant.

In 2008, options to purchase 4,000 shares of our Class A stock were granted to non-employee Directors under the Directors' Plan. It is anticipated that a similar grant will be made on the date of the 2009 Annual Meeting.

Matching Gifts Program:    In 2008, we matched 100% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $3,000 per person per year. We also match charitable contributions of retired Directors. A Director is considered "retired" if such Director has served at least five years on the Board and is at least age 60 at the time he or she leaves our Board.

Expenses:    We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Non-Employee Director Compensation Table

The total 2008 compensation of our non-employee Directors is shown in the following table. Robert E. Denham, Scott Galloway, James A. Kohlberg and Dawn G. Lepore were elected to the Board on April 22, 2008. The table includes their compensation from that date through December 28, 2008. Brenda C. Barnes and James M. Kilts stepped down from the Board effective April 22, 2008. The table includes the compensation for Ms. Barnes and Mr. Kilts for 2008 through that date.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,5] ($)	All Other Compensation[6] ($)	Total ($)

Brenda C. Barnes	18,937	0	0	4,126	23,063
Raul E. Cesan	85,000	35,000	9,240	767	130,007
Daniel H. Cohen	55,000	35,000	9,240	767	100,007
Robert E. Denham	49,154	35,000	9,240	75	93,469
Lynn G. Dolnick	68,000	35,000	9,240	5,267	117,507
Scott Galloway	35,308	35,000	9,240	75	79,623
William E. Kennard	71,000	35,000	9,240	2,767	118,007
James M. Kilts	23,283	0	0	3,483	26,766
James A. Kohlberg	38,077	35,000	9,240	75	82,392
Dawn G. Lepore	45,000	35,000	9,240	75	89,315
David E. Liddle	85,000	35,000	9,240	767	130,007
Ellen R. Marram	91,000	35,000	9,240	767	136,007
Thomas Middelhoff	62,198	35,000	9,240	911	107,349
Doreen A. Toben	68,000	35,000	9,240	139	112,379

1.
Includes a Presiding Director retainer for Ms. Marram and a Committee Chair retainer for each of Messrs. Cesan and Kennard, Ms. Dolnick, Dr. Liddle and Ms. Marram.

2.
Consists of the amount of compensation expense recognized in the 2008 fiscal year related to the discretionary grant of phantom stock units made to each non-employee Director on April 22, 2008, under our Deferral Plan, in accordance with Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment ("FAS 123-R"). The grant date fair value of such awards, as estimated for financial reporting purposes, is $35,000. The grant date fair value of the awards is equal to the compensation expense recognized because the phantom stock units have a one-year vesting period.

3.
The following table shows the aggregate phantom stock units outstanding at December 28, 2008:

Name	Aggregate Phantom Stock Units Outstanding at December 28, 2008 (#)

Brenda C. Barnes	0
Raul E. Cesan	26,436
Daniel H. Cohen	3,354
Robert E. Denham	1,816
Lynn G. Dolnick	5,757
Scott Galloway	1,816
William E. Kennard	21,490
James M. Kilts	2,999
James A. Kohlberg	1,816
Dawn G. Lepore	1,816
David E. Liddle	5,757
Ellen R. Marram	17,359
Thomas Middelhoff	5,757
Doreen A. Toben	17,129
4.
On April 22, 2008, non-employee Directors received options to acquire 4,000 shares of Class A stock at an exercise price of $19.875 (the market value at the time of grant under the Directors' Plan). The amounts included in the table above consist of the amount of compensation expense recognized in the 2008 fiscal year related to the stock options, in accordance with FAS 123-R. The grant date fair value of such awards, as estimated for financial reporting purposes, is $2.31 per option. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008. The actual amount ultimately realized by a Director from the stock options will vary depending on, among other items, stock price fluctuations and the timing of exercise.

5.
The following table shows outstanding stock option awards as of December 28, 2008. The exercise prices of the stock options range from $19.875 to $46.945.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable(a)

Brenda C. Barnes	36,000/0	0/0
Raul E. Cesan	36,000/4,000	0/0
Daniel H. Cohen	4,000/4,000	0/0
Robert E. Denham	0/4,000	0/0
Lynn G. Dolnick	12,000/4,000	0/0
Scott Galloway	0/4,000	0/0
William E. Kennard	23,000/4,000	0/0
James M. Kilts	8,000/0	0/0
James A. Kohlberg	0/4,000	0/0
Dawn G. Lepore	0/4,000	0/0
David E. Liddle	32,000/4,000	0/0
Ellen R. Marram	36,000/4,000	0/0
Thomas Middelhoff	16,000/4,000	0/0
Doreen A. Toben	16,000/4,000	0/0
    (a)
    Market value of underlying securities at December 26, 2008 ($7.00), the last trading day of our 2008 fiscal year, minus the option exercise price.

6.
The values include matching gifts on charitable contributions as described above under "—Matching Gifts Program" in the amount of (i) $3,000 for each of Ms. Barnes and Mr. Kilts, (ii) $4,500 for Ms. Dolnick for gifts made in 2007 and matched by the Company in 2008 and (iii) $2,000 for Mr. Kennard.

Directors' and Officers' Liability Insurance

The Company maintains directors' and officers' liability insurance effective May 1, 2008, with an expiration date of May 1, 2009. This is part of our combined coverage, which was purchased at an annual cost of $1,984,000. The aggregate limit for claims under the directors' and officers' policy, together with claims under policies providing employment practices, fiduciary and crime liability coverage, is $70 million. If the $70 million combined limit is exhausted, there is a separate $50 million side limit available solely for directors' and officers' liability. The insurance companies providing directors' and officers' liability insurance are Ace American Insurance Company, AIG Cat Excess Liability Insurance Company, Ltd., Federal Insurance Company, Great American Insurance Company, Liberty Mutual Insurance Company, RLI Insurance Company, St. Paul Mercury Insurance Company and Zurich American Insurance Company.

 Compensation of Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the "Compensation Discussion and Analysis" appearing below, and based on such review and discussions, the Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's 2008 Annual Report on Form 10-K.

  David E. Liddle, Chair
  James A. Kohlberg
  Dawn G. Lepore
  Ellen R. Marram
  Thomas Middelhoff

Compensation Discussion and Analysis

We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

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to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance;

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to drive performance through the achievement of short-term and long-term objectives; and

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to link our executives' total compensation to the interests of our stockholders.

The following discussion analyzes 2008 executive compensation for those executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers.

Our named executive officers include our president and chief executive officer, our chief financial officer, and the next three most highly compensated executive officers based on total compensation, which is calculated under SEC regulations. For 2008, these include:

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Arthur Sulzberger, Jr., Chairman of the Board and Publisher, The New York Times;

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Janet L. Robinson, President and Chief Executive Officer;

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Scott Heekin-Canedy, President and General Manager, The New York Times;

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P. Steven Ainsley, Publisher, The Boston Globe; and

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James M. Follo, Senior Vice President and Chief Financial Officer.

We have also provided compensation information for Michael Golden, Vice Chairman and, until January 2008, Publisher, International Herald Tribune. We believe Mr. Golden would have been a named executive officer had he not requested that the Board refrain from awarding him stock-based compensation in 2008, significantly reducing his compensation.

2008-2009 Developments

In 2008 and 2009, the following actions were taken with respect to the Company's executive compensation program.

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The Committee shifted annual compensation and annual equity grant decisions from December to February, beginning in 2008, to better enable the Board, the Committee and senior management to evaluate performance during the most recently completed fiscal year.

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2008 and 2009 salaries for the named executive officers remained at the 2006 level.

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As part of its 2008 compensation-setting process, the Committee reviewed its approach to its annual market data review and decided to reduce the comparative group from 80 to 40 companies, with the new group including traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies. The Committee concluded that the new group provided a better comparison because it included a sizable number of direct competitors as well as general industry companies representative of those with which the Company competes for senior executive talent.

•
For the 2008 annual equity grant, as with the grant for the prior year, the Board of Directors complied with the request of Messrs. Sulzberger, Jr. and Golden that the Board not award them stock-based compensation, significantly reducing their compensation.

•
Grants of stock-settled restricted stock units, pursuant to which an executive was awarded shares of Class A stock upon vesting, were replaced in February 2009 with grants of cash-settled restricted stock units, which are settled in cash based on the market value of Class A stock at vesting.

•
The Committee determined that commencing in 2010, grants of cash-settled restricted stock units would be conditioned upon the achievement of pre-set performance goals. Targets for these restricted stock units, to be granted in February 2010, were set by the Committee in February 2009 and were based on adjusted EBITDA.

•
In 2008, the Company amended retirement plans for non-union employees, reducing the benefit accrual formula under a defined benefit pension plan, effective January 1, 2009, and increasing contributions under a non-union 401(k) plan. Concurrently, the Company amended supplemental executive retirement plan, a non-qualified defined benefit plan that provides enhanced retirement benefits to executive officers and other select members of management, to reduce the benefit accrual formula for participants with less than 20 years of service.

•
The long-term performance awards granted in 2009 for the three-year period 2009-2011 will depend 50% on a performance measure based upon return on invested capital, as last year, and 50% will depend on operating cash flow margin. The Committee believes that this new metric enhances the link between an award payment and the successful execution of our current revenue strategy and cost control initiatives, as reflected in the Company's three-year plan, which are particularly important during the current period of historical transformation in the industry.

Compensation-Setting Process

Role of Board, Compensation Committee and Executive Officers

The Committee is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. The Committee, which consists solely of independent directors, acts on behalf of the Board or makes recommendations on executive compensation to the Board.

The Committee approves annually the compensation for the Company's executive officers other than the Chairman, Chief Executive Officer and Vice Chairman. With respect to the compensation of those individuals, the Committee makes recommendations to the independent members of our Board of Directors, who set these officers' compensation. The independent directors consult with the other non-employee Directors, but the final decision is theirs.

The Committee generally consults with management regarding employee compensation matters, and our Chief Executive Officer reports on the performance of, and makes compensation recommendations for, executive officers other than herself and our Chairman. In developing recommendations, the Chief Executive Officer consults with the Chairman and the head of the human resources department. In addition, our human resources, legal, controllers and treasury departments support the Committee in its work and help administer our compensation programs.

The Committee's independent compensation consultant, Exequity, LLP, advises on executive compensation matters and provides compensation recommendations for our Chairman and Chief Executive Officer. In addition, the members of the Compensation Committee familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, and the review of market data and other information about relevant market practices.

The table below summarizes our compensation recommendation and approval process:

Name	Compensation Recommendations Made By:	Compensation Approved By:

Arthur Sulzberger, Jr.	Compensation Committee, after consultation with Exequity	Independent Board members after consultation with non-employee Directors
Janet L. Robinson	Compensation Committee, after consultation with Exequity	Independent Board members after consultation with non-employee Directors
Michael Golden	CEO/Compensation Committee	Independent Board members after consultation with non-employee Directors
Scott Heekin-Canedy	CEO	Compensation Committee
P. Steven Ainsley	CEO	Compensation Committee
James M. Follo	CEO	Compensation Committee

A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under "Compensation Committee—Compensation Committee Procedures."

Components of Compensation

To achieve our compensation objectives, we rely on the following compensation components, each of which is discussed in more detail below:

Pay Component	Structure and Intended Purpose

Fixed

Salary	Fixed component designed to compensate individual for responsibility level of position held.

Variable

Annual performance-based cash awards	Variable component of pay designed to motivate and reward individual's contributions to the achievement of short-term objectives by linking compensation to important annual financial, operating and individual performance measures set by the Committee in advance. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility.

As discussed below under "Performance Targets," targets for the annual performance measures are based on EBITDA, and are derived from the operating budget developed by management and reviewed and discussed with the Board of Directors.

Long-term incentive compensation, including performance-based cash awards and equity incentives in the form of stock options and restricted stock units	•	Performance-based cash awards designed to reinforce the relationship between pay and performance by linking compensation to the achievement of important long-term financial performance measures set by the Committee in advance. Target payout is set as a specific amount, with higher targets for individuals with greater responsibility.

Targets set in 2008 were based on return on invested capital and expense control and were derived from the three-year plan developed annually by management and reviewed and discussed with the Board of Directors.

	•	Stock options designed to focus executives on increasing our Class A stock price over a specified vesting period and option term because the options produce value only if the stock price increases over the exercise price.

	•	Stock- or cash-settled restricted stock units designed to retain executives by conditioning delivery of the underlying shares of Class A stock, or the cash equivalent, upon completion of a specified vesting period (or upon retirement, death or disability). Restricted stock units also align executives' interest with that of our stockholders. Commencing in 2010, the grant of cash-settled restricted stock units will be conditioned on the achievement of pre-set EBITDA targets.

Other benefits	•	A supplemental executive retirement plan, or SERP, which is a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. The SERP serves as an important retention tool.

	•	A deferred executive compensation plan, or DEC, which allows executives to defer portions of their salary, annual bonus and long-term performance award. The DEC does not provide for earnings at above-market or preferential rates, and the Company does not make contributions on behalf of participants.

	•	Other employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, a Company match for 401(k) plan contributions and an employee stock purchase plan.

	•	Limited perquisites, including financial planning services, relocation and similar benefits.

As the table above indicates, a significant portion of each executive officer's cash compensation consists of annual and long-term performance-based potentials. Equity awards, in the form of stock options or restricted stock units, vest over time and are not based upon achievement of performance goals. However, the Committee believes that there remains a significant performance criteria embedded in equity awards, since their value to the executive officers depends upon the market price of the Company's Class A stock. Commencing in 2010, the grant of restricted stock units will be conditioned on the achievement of performance goals.

Key Factors in Setting Compensation

In setting or recommending the amounts of each component of an executive's compensation and considering his or her overall compensation package, the Committee evaluates each of the following factors:

•
Benchmarking—Each year, the Committee reviews market data for corporate executives in positions comparable to those of Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Follo, to the extent available, and operating unit executives in positions comparable to those of Messrs. Heekin-Canedy and Ainsley. For several years, in setting compensation for corporate officers, the Committee examined market data on pay practices at a cross-industry selection of 80 U.S. publicly traded companies with median revenues comparable to the Company, viewed as representative of the companies with which the Company competes for senior executives. In meetings in November and December 2007, as part of its 2008 compensation-setting process, the Committee reviewed its approach and selected a smaller comparative group that included traditional newspaper companies, other print publishing companies, news and information companies of various sizes, and a selection of general industry companies with revenues comparable to the Company's. These companies generated 2007 revenues ranging from approximately $1 billion to $21 billion, with median revenues of approximately $3.7 billion. The new group consisted of the following 40 companies, each of which was a participant in the Towers Perrin Executive Compensation Database, a widely used source of executive compensation information.

Advance Publications Inc.
Advanstar Communications Inc.
Allergan, Inc.
Belo Corp.
Cablevision Systems Corp.
Clear Channel Communications, Inc.
Comcast Cable Communications Inc.
Cox Enterprises
Crain Communications Inc.
Cytec Industries, Inc.
Disney Publishing Worldwide
Dow Jones & Company, Inc.
Foster Wheeler Ltd.
Gannett Co., Inc.
Google Inc.
Hachette Filipacchi Media U.S., Inc.	Media General Inc.
Meredith Corporation
Reuters America, Inc.
The Scotts Miracle-Gro Company
Sonoco Products Company
Steelcase Inc.
The E.W. Scripps Company
The Hearst Corp.
The Thomson Corporation
The Washington Post Company
Time Inc.
Time Warner Cable Inc.
Tribune Company
Trinity Induselies, Inc.
United States Cellular Corporation
Viacom Inc.
Hasbro, Inc. IAC/InterActiveCorp. The McClatchy Company McGraw-Hill Companies, Inc.	Vulcan Materials Company W.R. Grace & Co. Williams-Sonoma, Inc. Yahoo! Inc.

  The Committee concluded that the new group provided a better comparison because it included a sizable number of direct competitors as well as general industry companies representative of those with which the Company competes for senior executive talent.

  The Committee's independent compensation consultant, Exequity, provided information regarding market practices and trends and analyzed competitive market data from the selected peer group of companies. In the case of media companies, which were included in the peer group regardless of size, the data was size-adjusted by revenues using regression analysis. In prior years, the Committee measured the appropriateness of each element of an executive's compensation package in relation to 60th percentile compensation levels in the benchmark group. For 2008, however, the Committee adjusted the relevant standard for measuring pay adequacy, deciding instead to review annual salary targets for corporate executives against the 50th percentile, with targets for total compensation (total cash compensation plus the value of long-term incentive awards) reviewed against the 60th percentile. The Committee's decision to reduce the standard for base salary assessment reflected its desire to emphasize the performance-dependency of an executive's overall pay opportunity.

  For operating unit executives, such as Mr. Heekin-Canedy, president and general manager of The Times, and Mr. Ainsley, publisher of the Globe, the Committee reviewed pay practices for similarly situated individuals at other media companies based on market data provided by the Towers Perrin CDB Media Industry Survey for those media companies that participated in the survey. Again, the Committee reviewed annual salary targets against the 50th percentile and measured total compensation against the 60th percentile.

•
Performance—The Committee ties a substantial portion of each named executive officer's total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual cash bonuses and long-term performance cash awards that reinforce the relationship between pay and performance by linking compensation to the achievement of important short- and long-term financial, strategic, operating and individual performance targets set by the Committee in advance based on the Company objectives set out in the operating budget. In its continuing effort to ensure executive compensation aligns with operating results, the Committee determined that commencing in 2010, grants of restricted stock units will also be tied to the Company's performance for the most recently completed fiscal year.

  The Committee considers the individual performance of each named executive officer by reviewing, among other factors, recommendations of the Chief Executive Officer with respect to the named executive officers other than herself and our Chairman, achievement of pre-established individual performance objectives and annual self-assessments. The amount of each component of a named executive officer's compensation is based in part on the Committee's assessment of that individual's performance.

•
Internal Pay Equity—The Committee's approach to compensation is that executives holding comparable positions of responsibility should have similar compensation opportunities, adjusted to reflect their responsibilities and role within the Company and recognizing that actual rewards earned should reflect achievement of individual performance objectives.

In setting compensation for 2008, the Committee reviewed tally sheets detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in "—Payment Upon Termination or Change-in Control Table." At the conclusion of this review, the Committee concluded that the amounts of compensation to be paid were appropriate and reasonable in light of the factors discussed above.

Performance Targets

In setting financial performance targets, the Committee reviews our operating budget for the fiscal year and the annually prepared three-year plan, and sets specific incentive targets that are directly linked to short- or long-term financial performance objectives. Annual operating budgets and three-year plans are developed and submitted to the Board by management annually based on an assessment of the state of the business, the industry and expectations regarding annual and long-term performance. The annual budgets and three-year plans set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue and cost control initiatives. Typically, the Committee will set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would require significant effort on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations.

Operating budgets and three-year plans are created independent of, and therefore the financial performance targets generally exclude, the effect of specified non-recurring or non-operational events, such as acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget, non-cash impairment charges and, for performance periods beginning in 2009, shutdown costs associated with the closure of a business facility.

We discuss in detail below the specific performance targets and actual Company results for the annual 2008 performance period, on which the majority (for corporate executive officers) and a substantial portion (for operating unit executive officers) of annual bonus is based.

Executive Compensation

Salaries

Salaries for executive officers are reviewed annually and designed to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. In 2007, the Compensation Committee determined that, beginning in 2008, it would set salaries effective March 1 to better enable it to evaluate performance during the most recently completed fiscal year. For 2008, as was the case in 2007, the salaries for all named executive officers remained at the same levels as in 2006. The decision to maintain salary levels helped the Company manage salaries to the new 50th percentile target level discussed above. Recognizing the impact of a multi-year salary freeze, however, the Committee approved one-time discretionary bonuses for Mr. Sulzberger, Jr. ($38,045), Ms. Robinson ($35,000), Mr. Golden ($21,945), Mr. Heekin-Canedy ($18,288), and Mr. Follo ($21,600). These bonus payments had no incremental effect on the recipients' annual performance-based bonus potential, long-term performance award potential or welfare benefit levels.

In 2009, salary levels will again remain unchanged from 2006 levels.

Annual Bonuses

In February 2008, the Committee set 2008 annual bonus targets for all executives, including the named executive officers, as a percentage of salary based on the three factors discussed above. Generally, the more responsible the executive officer's position is, the higher the percentage. For the named executive officers, target amounts ranged from 55% to 100% of base salary. Depending on the achievement of the Company and individual goals discussed below, the potential payout for each executive ranged from zero to 200% of the target amount.

The objective of the annual bonus element of compensation is to align the interest of executives with our operating goals for the year and also to encourage and reward the achievement of individual goals designed to advance our strategy. Thus, the Committee structured 2008 annual bonuses for corporate executives, including Mr. Sulzberger, Jr., Ms. Robinson, and Messrs. Golden and Follo, to depend 75% on the achievement of annual Companywide financial targets designed to advance our strategy, and 25% on the achievement of individual goals. For operating unit executives, including Messrs. Heekin-Canedy and Ainsley, 35% of the annual bonus depended on the Companywide targets and 65% depended on individual goals. In assessing the achievement of individual goals, the Committee evaluated individual performance against individual goals based on, among other items, the executive's contribution to EBITDA improvement, revenue growth and cost management for the Company and/or the executive's operating unit, customer satisfaction, Company culture and innovation and other factors.

For the 2008 awards, the Committee based the financial target portion on EBITDA excluding certain items. For this purpose, EBITDA is computed as operating profit plus depreciation and amortization, net income from joint ventures, and minority interest in net (income) of subsidiaries, adjusted to exclude the effect of acquisitions and dispositions, changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges. The Committee believes that EBITDA, as so adjusted, is a useful measure of our performance for compensation purposes because it facilitates comparisons of our historical operating performance on a consistent basis. In addition, EBITDA is a measure often used by investors, analysts and others and serves to align the interests of our executives and our stockholders.

In setting EBITDA targets, the Committee considered our Companywide strategic and operating plans. Our 2008 budget and, as a result, the performance targets, took into account a projected challenging print advertising and circulation revenue environment. The target performance level for a 100% payout was set at the operating budget objectives. The Company did not meet its targets, resulting in a payout of 40% of that portion of the named executive officers' annual bonuses based on the Companywide targets. The following table reflects the target, the actual achievement level and the actual payout percentage for 2008.

	2008 Goal ($)	2008 Actual ($)	Payout Percentage

	(dollars in thousands)
Company EBITDA, as adjusted	399,420	349,629	40%

The following table shows the computation of adjusted EBITDA, as described above, for purposes of the 2008 annual bonuses.

(in thousands)

Operating profit	$(40,636)
Depreciation and amortization	144,409
Net income from joint ventures	17,062
Minority interest in net (income) of subsidiaries (pre-tax)	(825)

120,010

Adjustments to exclude the effect of:
Acquisitions and dispositions, net	186
Employee buy-outs in excess of budget	44,245
Non-cash impairment charges[1]	185,188

Total Adjustments	229,619

EBITDA, as adjusted	$349,629

(1)
Does not include the non-cash impairment charge related to the writedown of assets for a systems project at the Company's News Media Group.

As noted above, bonuses depended 25%, or for operating unit executives such as Messrs Heekin-Canedy and Ainsley, 65%, upon the officer's achievement of individual goals, which are based on individual performance against individual goals based on the executive's contribution to EBITDA improvement, revenue growth and cost management for the Company and/or the executive's operating unit, customer satisfaction, Company culture and innovation and other factors. Performance relative to target achievement with regard to individual measures was assessed as follows:

Individual Performance

Arthur Sulzberger, Jr.	100%
Janet L. Robinson	100%
Michael Golden	100%
Scott Heekin-Canedy	75%
P. Steven Ainsley	40%
James M. Follo	125%

In making its recommendations for Mr. Sulzberger, Jr. and Ms. Robinson, the Committee assessed their fulfillment of the goals outlined above as well as their execution of the Company's strategic efforts, responsiveness to market pressures and effectiveness in labor relations.

The Committee also retained the discretion to increase or decrease the individual bonus paid to each executive by up to 10% based on the continuing development of a diverse work force, including the inclusion of diverse candidates in hiring processes and the demonstration of personal commitment to diversity through participation in diversity-related activities, such as mentoring and sponsorship of affinity groups. For 2008, an increase of 5% was approved for Ms. Robinson and Messrs. Heekin-Canedy and Ainsley. No increase or decrease was made to the annual bonus of any other named executive officer.

The following table illustrates the 2008 annual bonus program as discussed above. For each named executive officer, the table below sets out the target (100%), maximum (200%) and actual bonus amount both in dollars and as a percentage of 2008 base salary.

Name	Target ($)	Maximum ($)	Actual ($)

Arthur Sulzberger, Jr.	1,087,000 (100% of base salary)	2,174,000 (200% of base salary)	597,850 (55% of base salary)
Janet L. Robinson	1,000,000 (100% of base salary)	2,000,000 (200% of base salary)	562,500 (56% of base salary)
Michael Golden	438,900 (70% of base salary)	877,800 (140% of base salary)	241,395 (39% of base salary)
Scott Heekin-Canedy	365,750 (70% of base salary)	731,500 (140% of base salary)	238,423 (46% of base salary)
P. Steven Ainsley	275,000 (55% of base salary)	550,000 (110% of base salary)	113,575 (23% of base salary)
James M. Follo	264,000 (55% of base salary)	528,000 (110% of base salary)	161,700 (34% of base salary)

In February 2009, the Committee determined to structure 2009 annual cash bonuses for corporate executives based on a similar allocation of 75% for Companywide performance and 25% for individual goals. For operating unit executives, 35% of the annual bonus will continue to depend on the Companywide performance targets and 65% will depend on individual goals. The Committee retains the discretion to increase or decrease the portion of the bonus dependent upon individual goals by up to 10% based on the level of achievement of goals regarding the continuing development of a diverse workforce. The Committee has set specific target amounts for each named executive officer as a percentage of base salary based upon the three factors discussed above. The grants are designed to result in payouts at target amounts if the Company achieves its 2009 goals.

Long-Term Incentive Compensation

The Committee awards long-term compensation through long-term performance-based cash awards and equity incentives (in the form of options and stock- or cash-settled restricted stock units). The allocation and size of these components is based on the three factors identified above.

Long-Term Performance Awards

Long-term performance awards, which are paid in cash, are designed to align the interests of the executives with our longer-term strategic objectives and to reward them in relation to the achievement of these objectives.

As a result of the Company's previous shift from five-year to three-year cycles, no long-term performance cycle ended in 2008, and, accordingly, no payments were made.

For the long-term performance awards granted in 2008 for the three-year period 2008-2010, amounts that may potentially be paid will depend on two performance measures:

•
Fifty percent of the potential award depends on revenue growth in excess of expense growth from continuing operations over a three-year period; and

•
Fifty percent of the potential award depends on a performance measure based upon return on invested capital, or ROIC, from continuing operations over a three-year period.

We define ROIC as the quotient of:

•
our net operating profit after taxes, divided by,

•
our average "invested capital"—total assets less non-interest-bearing current liabilities (current liabilities other than short-term debt and capital lease obligations) and minority interests.

The Committee believes that the ROIC metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term creation of stockholder value, while also ensuring a better balance with other elements of long-term compensation, such as options and restricted stock units, which are tied to stock market performance. The Committee also believes the ROIC metric enables plan participants to take actions that directly affect our achievement of the targets.

In setting the ROIC targets, the Committee determined that the effects of significant acquisitions and dispositions (i.e., those above $10 million), changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges for assets held for more than three years would be excluded. The Committee determined to exclude such non-cash impairment charges because a write-down can materially adversely affect the computation of ROIC for the measurement period, and the Committee determined that it would be inequitable to penalize executives for the impairment of assets acquired more than three years ago.

With respect to assets acquired within three years, however, because the decision to acquire such assets would have been based in part upon the current executives' operating strategies, the Committee determined that any impairment charge should be taken into account in measuring the long-term performance award ultimately payable to such executives.

Achievement with respect to each element of the award is independent of the other. The actual amount that will be paid will depend on the two performance measures and will range from zero to 175% of the target amounts, depending on performance. For our named executive officers, the target amounts for the long-term performance awards granted in 2008 for the three-year period 2008-2010 range from $2,000,000 to $300,000, with awards interpolated for performance between threshold and target and between target and maximum.

Name	Threshold ($)	Target ($)	Maximum ($)

Arthur Sulzberger, Jr.	0	2,000,000	3,500,000
Janet L. Robinson	0	2,000,000	3,500,000
Michael Golden	0	400,000	700,000
Scott Heekin-Canedy	0	400,000	700,000
P. Steven Ainsley	0	300,000	525,000
James M. Follo	0	300,000	525,000

The Committee has set the specific amounts for each named executive officer based upon the three factors discussed above. The grants are designed to result in payouts at the stated target amounts if the Company achieves its goals for the three-year period 2008-2010.

For the long-term performance awards granted in 2009 for the three-year period 2009-2011, amounts that may potentially be paid will depend 50% on the performance measure based upon ROIC from continuing operations over a three-year period and 50% on a performance measure based on operating cash flow margin, defined as operating profit before depreciation, amortization and special items divided by revenues over a three-year period. Both metrics will be adjusted for special items that include the effects of significant acquisitions and dispositions (i.e., those above $10 million), shutdown costs associated with the closure of a business or facility, changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges for assets held for more than three years. The Committee believes that the new metric enhances the link between an award payment and the successful execution of our current revenue strategy and cost control initiatives, as reflected in the Company's three-year plan, which are particularly important during the current period of historical transformation in the industry.

Stock-Based Compensation

Stock-based compensation for eligible employees, including the named executive officers, consists of stock options and stock- and cash-settled restricted stock units. Including an equity component in executive compensation closely aligns the interests of the executives and our stockholders and rewards executives in line with stockholder gains.

Stock options produce value for executives only if our Class A stock price increases over the exercise price, which is set at the market price on the date of grant, calculated as the average of high and low stock prices on the date of grant. Through vesting and forfeiture provisions, they also create incentives for executive officers to remain with us. Stock options granted to executive officers, including the named executive officers, in 2008 vest in equal increments over four years and expire after ten years.

Restricted stock units settled in stock or, beginning with the February 2009 grant, in cash, create incentives for executives to increase the value of our Class A stock and to remain with us. In 2008, restricted stock units granted to executive officers, including the named executive officers, represent a right to receive shares of our Class A stock after a three-year vesting period. During this vesting period, the units are generally forfeited if the holder leaves our employ but vest in the event of death, disability or retirement. Restricted stock unit holders are entitled to receive payments equivalent to dividends paid on Class A stock. In 2008, our named executive officers received dividends or dividend equivalents on restricted stock or restricted stock units in the following amounts: Mr. Sulzberger, Jr.: $26,625; Ms. Robinson: $141,938; Mr. Golden: $14,831; Mr. Heekin-Canedy: $25,083; Mr. Ainsley: $20,958; and Mr. Follo: $11,625.

Our Committee makes annual equity grants to key employees, including executives, at a regularly scheduled meeting. Historically, these grants were made in December. However, in 2007, the Compensation Committee elected to make annual equity awards in February of each year, beginning in February 2008, to better enable it to evaluate performance during the most recently completed fiscal year. In February 2008, our named executive officers received the following grants:

Name	Options (#)	Restricted Stock Units (#)

Arthur Sulzberger, Jr.(1)	0	0
Janet L. Robinson	650,000	65,000
Michael Golden(1)	0	0
Scott Heekin-Canedy	115,000	12,500
P. Steven Ainsley	102,500	11,000
James M. Follo	100,000	10,000

(1)
Messrs. Sulzberger, Jr. and Golden requested that the Board not grant them stock-based compensation for February 2008, significantly reducing their compensation. The Board concluded that it would honor the request.

These grants were determined by the Committee based upon the three factors discussed above and informed by the evolving nature of executive compensation practices. In determining equity grants for named executive officers, the Committee also considered the number and value of shares underlying the options and restricted stock units being granted and the related effect on dilution to other stockholders, and took into account the number of shares that remain available for grant under our executive stock incentive plan.

In February 2009, the Committee (and the Board, for Mr. Sulzberger, Jr., Ms. Robinson and Mr. Golden) granted stock options and cash-settled restricted stock units to executive officers, including the named executive officers, as follows:

Name	Options (#)	Restricted Stock Units (#)

Arthur Sulzberger, Jr.	500,000	50,000
Janet L. Robinson	500,000	50,000
Michael Golden	115,000	12,000
Scott Heekin-Canedy	125,000	13,000
P. Steven Ainsley	90,000	9,000
James M. Follo	115,000	10,000

Stock options granted in 2009 have a three-year vesting period, a decrease from the four-year vesting period of prior grants. The Committee determined that a three-year vesting period was more consistent with comparable programs at other companies.

In addition, the Committee determined that, commencing in 2010, the award of restricted stock units would be based upon the achievement of pre-set performance targets based on adjusted EBITDA. In February 2009, the Committee set the financial targets and the potential performance unit awards for 2010.

It has long been our policy to not grant "in-the-money options" in any manner, including granting an option with an exercise price set at the market price as of a date preceding the grant date. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced. In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as for newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its long-standing procedures, the Committee has adopted a written grant policy.

Other Elements of Executive Compensation

Our executive officers, including the named executive officers, participate in the SERP, a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. As a result, the plan serves as an important retention tool.

Participation in the SERP is reviewed annually by our Chairman and Chief Executive Officer, who have the discretion to designate executive officers and other members of management for participation. All named executive officers currently participate in this plan. Effective January 1, 2009, the Company amended the SERP to reduce the benefit accrual formula for participants with less than 20 years of service. For a further discussion of the SERP, see "—Post-Employment Compensation—Supplemental Executive Retirement Plan" below.

We provide certain limited perquisites to our executive officers. Our approach to compensation does not include significant perquisites. Perquisites provided in 2008 consisted primarily of financial planning services as well as, for Mr. Golden, benefits provided in connection with his overseas assignment as Publisher of the International Herald Tribune and his relocation to New York from Paris, France, in January 2008, and, for Mr. Ainsley, benefits provided in connection with his appointment as Publisher of The Boston Globe in September 2006 and related relocation to Boston from Tampa, Florida. Our Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies. For our executive officers, including our named executive officers, we also pay Medicare taxes and related tax reimbursements owed on SERP benefits and restricted stock units outstanding when those officers become eligible for retirement.

Recoupment of Compensation

In 2007, on the recommendation of the Committee, the Board of Directors adopted a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results arising due to an executive officer's fraud or intentional misconduct. This policy is described above under "Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct."

Stock Ownership Guidelines

Since 2004, we have maintained minimum stock ownership guidelines for those executive officers named in the "Summary Compensation Table." The Chairman is required to own shares of the Company's Class A stock equal in value to three times current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times current annual base salary. Stock- and cash-settled restricted stock units are counted in calculating ownership, but stock options are not. An executive officer's stock holdings are valued at the greater of the fair market value at year end or the officer's tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). Each affected executive officer has five years from becoming subject to the guidelines to attain the full holding requirements. The Committee is advised annually of the holdings of each affected officer. All of our named executive officers are in compliance with the guidelines.

In addition, as part of our insider trading policy, executive officers may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.

Tax Matters

The Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to certain executive officers named in the "Summary Compensation Table." Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation, including stock option grants, annual bonuses and long-term performance awards, to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem that it is necessary to further the objectives of executive compensation.

The principal components of non-deductible compensation include the individual and diversity components of the executive officers' annual bonus, restricted stock unit awards and perquisites. The Committee continues to evaluate these items on an annual basis. For example, in 2009, the Committee determined that future grants of cash-settled restricted stock units would be conditioned upon the achievement of pre-set performance goals in part to ensure that the awards were tax-deductible. The Committee believes that retaining the discretion to award annual bonuses based in part on individual goals and diversity efforts furthers the interests of the Company notwithstanding the increased cost of awarding non-deductible compensation.

Summary Compensation Table

The following table summarizes the total compensation earned by each named executive officer for the fiscal year ended December 28, 2008. We have also provided compensation information for Michael Golden, Vice Chairman and, until January 2008, Publisher, International Herald Tribune. We believe Mr. Golden would have been a named executive officer had he not requested that the Board refrain from awarding him stock-based compensation in 2008, significantly reducing his compensation. We have not entered into any employment agreements with any of the named executive officers.

Beginning in 2008, the Compensation Committee elected to make annual equity awards in February of each year, when annual and long-term cash bonuses are approved for the most recently completed performance cycle, rather than in December. As a result, no restricted stock units or stock options were granted to any of the named executive officers in 2007, other than to Mr. Follo, who received grants in connection with his joining the Company that year.

This change in the timing of annual equity awards has produced an anomalous result in the information presented in the table below for Ms. Robinson and Mr. Heekin-Canedy. Since no equity awards were made to these officers in 2007, amounts included in the "Stock Awards" and "Option Awards" columns for 2007 include only the compensation expense recognized in fiscal 2007 with respect to grants made in prior years (see note 2 below the table). As a result, the table below reflects a significant increase from 2007 to 2008 in Ms. Robinson's and Mr. Heekin-Canedy's compensation reported under "Stock Awards" and "Option Awards" (and, therefore, in "Total Compensation"). Excluding stock-based compensation from both 2007 and 2008, Ms. Robinson's and Mr. Heekin-Canedy's Total Compensation actually would have decreased.

In the case of Mr. Ainsley, amounts reported under "Stock Awards" and "Option Awards" for 2007 were unusually high because in that year Mr. Ainsley became eligible to retire under the Company's compensation plans. As a result, additional expense (again, from pre-2007 grants) was triggered for him.

At their request and as with the prior annual equity grant, Messrs. Sulzberger, Jr. and Golden received no restricted stock unit or stock option awards in 2008, significantly reducing their compensation. The amounts included in the "Stock Awards" and "Option Awards" columns for Messrs. Sulzberger, Jr. and Golden are the amounts of compensation expense recognized in each of the fiscal years for restricted stock units and/or stock option awards made in prior years. See the "Grants of Plan-Based Awards" table for actual grants made in 2008.

The salaries for all named executive officers remained at the same levels for 2006, 2007 and 2008.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($)[1] (c)	Bonus ($) (d)	Stock Awards ($)[2] (e)	Option Awards ($)[2] (f)	Non-Equity Incentive Plan Compensation ($)[3] (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4] (h)	All Other Compensation ($)[5] (i)	Total ($) (j)

Arthur Sulzberger, Jr.	2008	1,087,000	38,045	54,443	29,832	597,850	559,826	48,878	2,415,874
Chairman of the Board	2007	1,087,000	—	845,754	69,640	1,195,700	212,935	28,251	3,439,280
and Publisher, The New York Times	2006	1,087,000	—	1,669,104	894,256	560,521	—	152,975	4,363,856
Janet L. Robinson	2008	1,000,000	35,000	1,552,603	1,483,809	562,500	898,171	46,368	5,578,451
President and Chief	2007	1,000,000	—	665,980	64,918	1,100,000	1,281,325	30,187	4,142,410
Executive Officer	2006	1,000,000	—	1,261,729	1,105,993	841,000	148,370	45,586	4,402,678
Michael Golden	2008	627,000	21,945	101,678	15,002	241,395	342,736	263,883	1,613,639
Vice Chairman	2007	627,000	—	101,678	35,020	477,304	197,499	268,078	1,706,579
	2006	627,000	—	101,678	65,000	371,889	—	466,000	1,631,567
Scott Heekin-Canedy	2008	522,500	18,288	277,130	270,807	238,423	763,218	40,624	2,130,990
President and General	2007	522,500	—	56,436	30,830	598,660	426,922	23,928	1,659,276
Manager, The New York Times	2006	522,500	—	540,672	647,923	243,119	124,879	44,819	2,123,912
P. Steven Ainsley[6]	2008	500,000	—	246,778	242,807	113,575	490,848	353,187	1,947,195
Publisher, The Boston Globe	2007	500,000	—	321,111	417,530	314,600	404,125	237,011	2,194,377
James M. Follo[6]	2008	480,000	21,600	82,460	100,667	161,700	—	7,144	853,571
Senior Vice President and Chief Financial Officer	2007	480,000	—	24,064	49,500	287,100	—	18,609	859,273

1.
We have historically set and paid salaries on a calendar-year basis; however, beginning in 2008, the Compensation Committee elected to set salaries effective March 1. See "Compensation Discussion and Analysis" for further information on our salary-setting process.

We paid a portion of Mr. Golden's salary in 2008 in euros. For purposes of the presentation above, these amounts have been converted into U.S. dollars at a conversion rate of one euro to $1.5175.

2.
Included in the "Stock Awards" and "Option Awards" columns are the amounts of compensation expense recognized in the fiscal year related to restricted stock units and stock option awards granted in such fiscal year and prior fiscal years in accordance with FAS 123-R. For a discussion of the assumptions used in calculating the expense, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008. The actual amount ultimately realized by a named executive officer will vary depending on stock price fluctuations and the timing of vesting or exercise.

See the introductory note to the table for an explanation of the effect of a shift of the timing of equity compensation grants from December to February.

3.
The "Non-Equity Incentive Plan Compensation" column reflects payments in connection with our annual bonus awards. See "Compensation Discussion and Analysis" for an explanation of our annual and long-term performance awards.

4.
This column includes the aggregate increase in the actuarial present value of each named executive officer's accumulated benefit under The New York Times Companies Pension Plan (the "Pension Plan") and the SERP, accrued during 2008. The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 28, 2008, of 6.45% for the Pension Plan and 6.65% for the SERP, and a discount rate as of December 30, 2007, of 6.45% for the Pension Plan and 6.33% for the SERP. For a discussion of the assumptions used in calculating the actuarial present value, see "Management's Discussion and Analysis of Financial

  Condition and Results of Operations" and Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008.

  Under our Deferred Executive Compensation Plan (the "DEC"), participants are allowed to defer portions of their salary, annual bonus and long-term performance award. See "Nonqualified Deferred Compensation" below. These deferrals are credited with earnings based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time and selected by the participant. The DEC does not provide for earnings at above-market or preferential rates. As a result, no earnings related to the DEC are included in column (h).

5.
The table below shows the 2008 components of column (i), which include perquisites, tax payments/reimbursements, the Company match for each individual's 401(k) plan contributions, and life insurance premiums:

Name	Perquisites[a]	Tax Payments or Reimbursements[b]	401(k) Contributions[c]	Life Insurance Premiums[d]

Arthur Sulzberger, Jr.	$28,332	$11,126	$6,900	$2,520
Janet L. Robinson	$17,143	$19,805	$6,900	$2,520
Michael Golden	$106,461	$148,942	$6,900	$1,580
Scott Heekin-Canedy	$17,143	$15,263	$6,900	$1,318
P. Steven Ainsley	$265,039	$79,988	$6,900	$1,260
James M. Follo	—	—	$5,934	$1,210

  (a)
  Amounts for all named executive officers, other than Mr. Follo, include the incremental cost to the Company of financial planning services ($17,143). Amounts for Mr. Sulzberger, Jr. also include personal use of the corporate aircraft on one occasion ($11,189). We calculated the incremental cost to the Company of any personal use of the corporate aircraft based on the cost of fuel, allocated trip-related maintenance, on-board catering, crew travel expenses, landing fees and trip-related hangar and parking costs as well as the related cost of any empty return flight. Because the Company-owned airplane was used primarily for business travel in 2008, we did not include the fixed costs that do not change based on usage, such as pilots' salaries, depreciation and the cost of maintenance not related to trips. Beginning in 2009, the Company no longer permits any use of the corporate aircraft as it is being marketed for sale.

  Amounts for Mr. Golden include perquisites received in connection with his overseas assignment. Mr. Golden's duties as Publisher of the International Herald Tribune, a position he held until January 2008, and his relocation to New York from Paris. Amounts shown for him principally represent expenses incurred as a result, including relocation expenses of $42,771; a housing allowance of $23,653; cost-of-living adjustment of $16,345; and spousal travel between Paris and New York of $6,028. We paid a portion of these perquisites in 2008 in euros. For purposes of the presentation above, these amounts have been converted into U.S. dollars at a conversion rate of one euro to $1.5175.

  In connection with Mr. Ainsley's appointment as Publisher of The Boston Globe in September 2006, he relocated to Boston from Tampa, Florida. Amounts shown for him represent related expenses of $247,896, which includes duplicate housing expenses; and monthly payments offsetting mortgage, bridge-loan and home equity loan interest charges on his Massachusetts home.

  (b)
  Amounts for all named executive officers, other than Mr. Follo, include tax reimbursements on imputed income for financial planning services and payments of Medicare taxes and related tax reimbursements on SERP benefits. Amounts for Ms. Robinson and Messrs. Ainsley and Heekin-Canedy include payments of Medicare taxes and related tax reimbursements on restricted stock units. Amounts for Mr. Golden include tax reimbursements on the taxable portion of the perquisites related to his overseas assignment and relocation to New York, described above, as well as tax equalization payments of $128,882 for French taxes. Amounts for Mr. Ainsley include tax reimbursements on the taxable portion of his relocation perquisites, described above.

  (c)
  Amounts represent our 50% match of employee contributions (per Internal Revenue Service limits) by or on behalf of the named executive officers to our Supplemental Retirement and Investment Plan, a tax-qualified retirement savings plan.

  (d)
  We pay for premiums for basic life insurance for all employees, including our executive officers. Coverage is equal to an employee's annual salary, with a minimum of $20,000 and a maximum of $1 million.

6.
Neither Mr. Ainsley nor Mr. Follo were named executive officers in 2006.

Grants of Plan-Based Awards

The table below summarizes grants of annual and long-term performance awards, restricted stock units and stock options to our named executive officers in 2008. At their request, no stock-based compensation was awarded to Messrs. Sulzberger, Jr. and Golden.

						All Other Stock Awards: Number of Shares of Stock or Units[3] (#) (i)	All Other Option Awards: Number of Securities Underlying Options[4] (#) (j)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
								Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)				Grant Date Fair Value of Stock and Option Awards[5]	Closing Market Price ($/Sh)[6]

Arthur Sulzberger, Jr.	2/21/2008	[1]	0	2,000,000	3,500,000	0	0	—	—	—
	2/21/2008	[2]	0	1,087,000	2,174,000
Janet L. Robinson	2/21/2008	[1]	0	2,000,000	3,500,000	65,000	650,000	20.2350	2,771,275	$19.69
	2/21/2008	[2]	0	1,000,000	2,000,000
Michael Golden	2/21/2008	[1]	0	400,000	700,000	0	0	—	—	—
	2/21/2008	[2]	0	438,900	877,800
Scott Heekin-Canedy.	2/21/2008	[1]	0	400,000	700,000	12,500	115,000	20.2350	510,538	$19.69
	2/21/2008	[2]	0	365,750	731,500
P. Steven Ainsley	2/21/2008	[1]	0	300,000	525,000	11,000	102,500	20.2350	452,185	$19.69
	2/21/2008	[2]	0	275,000	550,000
James M. Follo	2/21/2008	[1]	0	300,000	525,000	10,000	100,000	20.2350	426,350	$19.69
	2/21/2008	[2]	0	264,000	528,000

1.
Long-term performance award: Threshold, target and maximum amounts in connection with long-term performance awards for the 2008-2010 cycle. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance.

2.
Annual bonus program: Threshold, target and maximum amounts in connection with our 2008 annual bonus program. The actual amount paid is included in column (g) of the Summary Compensation Table.

3.
This column shows restricted stock units granted to our named executive officers in 2008. Each restricted stock unit corresponds to one share of Class A stock and entitles the executive to receive one share of Class A stock on the conversion date. During the three-year vesting period, the units are forfeited if the holder leaves the employ of the Company, but vest in the event of death, disability or retirement. The holder of restricted stock units is entitled to receive payments equivalent to dividends paid on Class A stock; no preferential rate is paid.

4.
This column shows stock options granted to our named executive officers in 2008. All options are for Class A stock and have an exercise price of $20.235, equal to the average of the high and low stock prices, as reported on the New York Stock Exchange, on the February 21, 2008, grant date. The options vest in equal annual increments over four years and expire after ten years.

5.
This column shows the grant date fair values of restricted stock units and stock options awarded on February 21, 2008, as estimated for financial reporting purposes ($20.235 per restricted stock unit; $2.24 per option). These amounts reflect accounting expenses and may not represent the actual value that will be realized.

6.
Closing market price, as reported on the New York Stock Exchange, on February 21, 2008.

In February 2009, we granted annual and long-term performance-based awards and annual stock-based compensation to eligible employees, including named executive officers. Further information about these awards is included in "Compensation Discussion and Analysis."

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock options, restricted stock units as of December 28, 2008. At their request, no stock-based compensation was awarded to Messrs. Sulzberger, Jr. and Golden for the last two years.

	Option Awards[1]				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable[1] (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($) (h)

Arthur Sulzberger, Jr.[3]	0	0	—	2/21/2018	30,000	210,000
	0	0	—	12/14/2016
	112,500	37,500	27.4450	12/20/2015
	59,000	0	39.5950	12/16/2014
	90,000	0	46.3400	12/18/2013
	150,000	0	46.0150	12/12/2012
	150,000	0	43.0550	12/18/2011
	150,000	0	40.2500	12/20/2010
	150,000	0	47.2813	12/16/2009
Janet L. Robinson	0	650,000	20.2350	2/21/2018	164,000	1,148,000
	112,500	112,500	23.8300	12/14/2016
	111,750	37,250	27.4450	12/20/2015
	55,000	0	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
Michael Golden[4]	0	0	—	2/21/2018	17,000	119,000
	0	0	—	12/14/2016
	45,000	15,000	27.4450	12/20/2015
	29,670	0	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
Scott Heekin-Canedy	0	115,000	20.2350	2/21/2018	31,000	217,000
	32,500	32,500	23.8300	12/14/2016
	45,000	15,000	27.4450	12/20/2015
	26,120	0	39.5950	12/16/2014
	24,000	0	46.3400	12/18/2013
	23,000	0	46.0150	12/12/2012
	23,000	0	43.0550	12/18/2011
	23,000	0	40.2500	12/20/2010
	23,000	0	47.2813	12/16/2009
P. Steven Ainsley	0	102,500	20.2350	2/21/2018	25,500	178,500
	32,500	32,500	23.8300	12/14/2016
	30,000	10,000	27.4450	12/20/2015
	26,120	0	39.5950	12/16/2014
	24,000	0	46.3400	12/18/2013
	40,000	0	46.0150	12/12/2012
	20,000	0	43.0550	12/18/2011
	20,000	0	40.2500	12/20/2010
	20,000	0	47.2813	12/16/2009
James M. Follo[5]	0	100,000	20.2350	2/21/2018	15,500	108,500
	13,500	40,500	23.8650	2/02/2017

1.
Stock options granted to these executives under the NYT Stock Plan become exercisable in four equal installments over a period of four years from the date of grant and have a term of ten years.

2.
Market value at December 26, 2008 ($7.00), the last trading day of our 2008 fiscal year. Restricted stock units granted before 2008 vest 100% on the fifth anniversary of grant. Restricted stock units granted in 2008 vest 100% on the third anniversary of grant. The grant and vesting dates of the restricted stock unit awards are as follows.

Name	Restricted Stock Units	Grant Date	Vesting Date

Arthur Sulzberger, Jr.	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011
	30,000	12/20/2005	12/20/2010
Janet L. Robinson	65,000	2/21/2008	2/21/2011
	25,000	12/14/2006	12/14/2011
	74,000	12/20/2005	12/20/2010
Michael Golden	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011
	12,000	12/20/2005	12/20/2010
	5,000	2/24/2004	2/24/2009
Scott Heekin-Canedy	12,500	2/21/2008	2/21/2011
	6,500	12/14/2006	12/14/2011
	12,000	12/20/2005	12/20/2010
P. Steven Ainsley	11,000	2/21/2008	2/21/2011
	6,500	12/14/2006	12/14/2011
	8,000	12/20/2005	12/20/2010
James M. Follo[5]	10,000	2/21/2008	2/21/2011
	5,500	2/2/2007	2/2/2012
3.
Mr. Sulzberger, Jr. has transferred the following stock options to a family limited partnership of which his wife is a general partner.

Amount	Option Expiration Date

75,000	12/20/2010
4.
Mr. Golden has transferred the following stock options to a family limited partnership of which his wife is a general partner.

Amount	Option Expiration Date

20,000	12/12/2012
40,000	12/18/2011
40,000	12/20/2010
40,000	12/16/2009

Option Exercises and Stock Vested

The following table shows amounts received upon the exercise of stock options or vesting of restricted stock granted in 2004 (and, in the case of Ms. Robinson, 2003 as well).

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Arthur Sulzberger, Jr.	—	—	5,500	39,105
Janet L. Robinson	—	—	25,250	175,928
Michael Golden	—	—	2,775	19,730
Scott Heekin-Canedy	—	—	2,444	17,377
P. Steven Ainsley	—	—	2,444	17,377
James M. Follo	—	—	—	—

Post-Employment Compensation

The following table shows the number of years of credited service and actuarial present value of accumulated benefit under the Pension Plan and SERP as of December 31, 2008, the measurement date for each plan. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	30	711,695	0
	SERP	30	8,247,850	0
Janet L. Robinson	Pension Plan	25	657,817	0
	SERP	25	7,590,800	0
Michael Golden	Pension Plan	24	568,759	0
	SERP	24	4,567,487	0
Scott Heekin-Canedy	Pension Plan	17	357,536	0
	SERP	17	2,507,091	0
P. Steven Ainsley	Pension Plan	30	664,939	0
	SERP	30	2,068,924	0
James M. Follo	Pension Plan	1	0	0
	SERP	1	0	0

1.
The assumed retirement age used to calculate the actuarial present value of each named executive officer's accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Messrs. Sulzberger, Jr. and Ainsley would be eligible to receive unreduced benefits at age 62 with 30 years of service, Ms. Robinson would be eligible to receive unreduced benefits at age 63 with 30 years of service, and all other named executive officers would be eligible to receive unreduced benefits at age 65. Under the SERP, each named executive officer would be eligible to receive unreduced benefits at age 60 with 10 years of service. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008.

Pension Plan

The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. It is designed to provide retirement income to eligible employees and their beneficiaries. All of our employees who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of service, during which they completed at least 1,000 hours of service. All of the named executive officers are participants.

Pension Plan Benefits

Pension Plan benefits are based on a participant's years of credited service with the Company and final average earnings. Final average earnings are computed by:

•
averaging the executive's monthly earnings for the highest 60 consecutive months in the 120 months preceding termination of employment, and

•
then multiplying that average by 12.

For this purpose, earnings include the participant's total:

•
base salary,

•
annual cash bonus, and

•
sales commissions, if any.

Earnings do not include long-term performance award payments or payments under any of our other compensation plans. The Internal Revenue Code limits the amount of annual earnings that can be taken into account when computing benefits under a tax-qualified plan, like the Pension Plan. For 2008, the maximum amount of earnings that can be taken into account when computing Pension Plan benefits was $230,000. For 2009, the maximum amount of earnings that can be taken into account when computing Pension Plan benefits will be $245,000.

Normal Retirement

As a result of amendments effective January 1, 2009, the annual retirement benefit payable at normal retirement age (age 65) is equal to the greater of:

  A.
  the sum of (I) and (II) where

  (I).
  1 1/2% of "final average earnings" as of December 31, 2008 multiplied by the number of years of credited service as of December 31, 2008 not in excess of 25 years, plus

      5/8% of "final average earnings" as of December 31, 2008 multiplied by the number of years of credited service as of December 31, 2008 in excess of 25 years but not in excess of 40 years, plus;

    (II).
    5/8% of "final average earnings" multiplied by the number of years of credited service after December 31, 2008, provided that no more than 40 years of credited service are taken into account under (I) and (II); or

  B.
  1.1% of "final average earnings" multiplied by the number of years of credited service not in excess of 40 years

Early Retirement

A participant who retires between the ages of 55 and 65 with 5 or more years of credited service will receive an early retirement benefit based on the same factors of service and final average earnings. This benefit, however, will be reduced to account for early commencement as follows. If the participant has:

•
less than 30 years of service at retirement, the annual benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's normal retirement date;

•
at least 30 years of credited service and starts receiving the benefits prior to reaching age 62, the annual early retirement benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's 62nd birthday; and

•
at least 30 years of credited service and starts receiving the early retirement benefits upon or after reaching age 62, the annual early retirement benefit will not be reduced for early commencement.

As of December 28, 2008, the last day of our fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement.

Delayed Retirement

A participant who works past normal retirement age will receive a retirement benefit based on the participant's service (up to 40 years maximum) and final average earnings at the delayed retirement date.

Maximum Benefit

The Internal Revenue Code imposes limits on the amount of annual retirement benefits that we can provide under a tax-qualified plan, like the Pension Plan. For 2008, the maximum annual retirement benefit that can be provided under the Pension Plan was $185,000. For 2009, the maximum annual retirement benefit that can be provided under the Pension Plan will be $195,000.

Pension Plan Distributions

Generally, a retired participant can elect to begin receiving retirement benefits as of the first day of any month after his or her retirement date. The Internal Revenue Code, however, requires that a retired participant begin receiving retirement benefits no later than April 1 of the year after the year in which the participant reaches age 70 1/2.

The normal form of retirement benefit for an unmarried participant is a straight life annuity. For a married participant, the normal form is a subsidized joint and 50% spouse's annuity. This type of annuity provides a reduced pension for the participant's life with 50% of the reduced pension continuing to the participant's spouse after the participant's death. Because it is subsidized, the value of the joint and 50% spouse's annuity is more than the actuarial equivalent of a straight life annuity. In lieu of the normal form of benefit, unmarried participants, and married participants whose spouses consent, may elect to receive payment of their retirement benefits in any of the following optional forms:

•
Joint and 25%, 50%, 75% or 100% survivor annuity. This provides a reduced pension for the participant's life with either 50%, 75% or 100% of the reduced pension continuing to the participant's beneficiary (which does not need to be the spouse) after the participant's death.

•
Five-, 10- or 15-year period certain life annuities. This provides a reduced pension for the participant's lifetime with either the first five, 10 or 15 years of payments guaranteed to continue to the participant's beneficiary in the event of the participant's death.

•
Level-income option. This provides an increased pension prior to the participant's social security start date. After social security benefits begin, the participant's pension is reduced so that the participant's combined annual pension and social security benefits are approximately equal to the annual pension benefit received prior to the social security start date.

•
Single life annuity. This provides a monthly pension for the participant's lifetime with no payments continuing after the participant's death.

A participant may not elect to receive retirement benefits in a single lump sum payment.

Supplemental Executive Retirement Plan ("SERP")

The SERP is a non-qualified defined benefit pension plan. It is designed to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives designated by the SERP Committee, a Company management committee, can participate in the SERP. All of the named executive officers are participants.

SERP Benefits

Like the Pension Plan, SERP retirement benefits are based on a participant's years of service with the Company and final average earnings. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP. Under these non-competition restrictions, the SERP Committee has the discretion to discontinue, suspend or limit benefit payments to any participant in pay status who engages in any business or practice or is employed in any position that the SERP Committee deems to be in competition with the Company or any of its businesses or interests.

Normal Retirement

The annual SERP retirement benefit payable at normal retirement age (age 65) is equal to 50% of "final average earnings" minus the benefits paid under the Pension Plan at age 65 for participants with 20 years or more of service as of December 31, 2008.

As a result of SERP amendments effective January 1, 2009, participants with less than 20 years of service as of December 31, 2008, receive an annual SERP retirement benefit payable at normal retirement age (age 65) equal to (a) 2.5% of final average earnings for each year of service as of December 31, 2008, plus (b) 2.2% of final average earnings for each year of service after December 31, 2008, provided that the aggregate years of service shall not exceed 20 years of service, minus (c) benefits under the Pension Plan at age 65. Messrs. Heekin-Canedy and Follo both have less than 20 years of service, and accordingly will accrue future benefits at the reduced rate.

Early Retirement

A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant's service and final average earnings at retirement. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by 1/3 of 1% for each month benefits commence prior to age 60. A SERP participant who retires between ages 55 and 60 must also obtain the SERP Committee's consent prior to retiring. A participant is not entitled to a SERP benefit if the participant either:

•
retires prior to age 65 with less than 10 years of service, or

•
retires with 10 or more years of service between age 55 and 60 without first obtaining the SERP Committee's consent.

As of December 28, 2008, the last day of our fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement with SERP Committee consent.

Delayed Retirement

A participant who works past normal retirement age will receive a SERP benefit based on the participant's service and final average earnings at age 65.

SERP Age and Service Credits

The service credit that is used for calculating SERP retirement benefits can be more than a participant's actual service in specified situations authorized by the SERP Committee. In the past, the SERP Committee has authorized additional service credit in connection with individual voluntary severance arrangements. Also, a participant's service and age used for calculating SERP benefits and determining retirement dates can include additional service and age credit the participant received under a voluntary buyout plan or agreement. None of the named executive officers has received additional age or service credits under the SERP.

SERP Distributions

During 2008, SERP benefits were paid at the same time and in the same annuity form as Pension Plan benefits pursuant to an Internal Revenue Code Section 409A transition rule that had been scheduled to expire on December 31, 2007, but was extended in 2007 through December 31, 2008.

Effective January 1, 2009, the SERP was amended to provide that benefits will commence within 90 days following the date of retirement (or earliest retirement date in the case of a terminated vested participant), regardless of when benefits commence under the Pension Plan. Prior to retirement, a participant may elect the form of his or her benefit—either a single life or a joint and 25%, 50%, 75% or 100% survivor annuity with a surviving spouse or any other contingent annuitant. Although executives cannot elect to receive a lump sum payment of their SERP benefits, if the lump sum present value of their SERP benefits at retirement is less than or equal to the then-current 401(k) plan elective deferral limit (for 2009, $16,500), their SERP benefit will automatically be paid in a lump sum at retirement.

A required six-month payment delay has been added for employees determined to be "specified employees" under Section 409A of the Internal Revenue Code. All the named executive officers are specified employees.

Nonqualified Deferred Compensation

The following table shows contributions, earnings and balances under our DEC.

Name (a)	Executive Contributions in Last FY($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE ($)[4] (f)

Arthur Sulzberger, Jr.	—	—	(2,563,516)	—	3,765,539
Janet L. Robinson	—	—	(265,917)	—	632,942
Michael Golden	—	—	(1,402,514)	—	2,201,070
Scott Heekin-Canedy	—	—	(126,317)	—	369,483
P. Steven Ainsley	78,650	—	(183,856)	—	714,070
James M. Follo	—	—	—	—	—

1.
For Mr. Ainsley, reflects a portion of his annual bonuses earned in 2007 and payable in 2008, deferred at his election. This amount was included for 2007 in the Summary Compensation Table.

2.
We make no contributions to the DEC.

3.
Deferred amounts earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments. The DEC does not provide for earnings at above-market or preferential rates. As a consequence, no earnings related to the DEC are included in Summary Compensation Table.

4.
Includes the following amounts included in the Summary Compensation Table for 2007 and 2006: Mr. Heekin-Canedy: $60,779 (2006); and Mr. Ainsley: $78,650 (2007).

Deferred Executive Compensation Plan

All of the named executive officers, other than Mr. Follo, have participated in our Deferred Executive Compensation Plan, referred to as the DEC.

Permitted Deferrals

Under the DEC, participants are currently allowed to defer up to:

•
33% of their base salary,

•
85% of their annual bonus,

•
85% of their long-term performance awards, and

•
85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.

Also, any participant who is a "covered employee" as defined in Internal Revenue Code Section 162(m) may defer 100% of any bonus if the bonus would cause the participant's compensation to exceed the deductible amount under Internal Revenue Code Section 162(m).

Earnings on Deferrals

DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time.

When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of the following nine funds to measure earnings under the DEC (listed with rate of return for the 2008 fiscal year):

Fund	Rate of Return

Vanguard Short-Term Federal Fund	7.04%
Vanguard Total Bond Market Index Fund	5.05%
Vanguard Asset Allocation Fund	-36.39%
Vanguard Growth and Income Fund	-37.72%
Vanguard International Growth Fund	-44.94%
Russell Institutional Equity I Fund	-41.80%
Russell Institutional Equity II Fund	-43.79%
AIM Constellation Growth Fund	-42.66%
Putnam Asset Allocation Fund—Balanced Portfolio	-33.21%

If a participant does not make a fund election, the participant's earnings are measured based on the rate of return of the Vanguard Short-Term Federal Fund.

Distribution of Deferrals

When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of 5 and a maximum of 15 additional years if they continue to be employed and if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump sum payment or 5, 10 or 15 substantially equal annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive's entire DEC account balance will be paid to the participant in a single lump sum upon a change of control of the Company.

Potential Payments Upon Termination or Change-In-Control

We have no employment agreements with any of our named executive officers, and we have not agreed to any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than as described under "—Post-Employment Compensation—Supplemental Executive Retirement Plan" and as set forth above.

Certain elements of compensation are, however, treated differently upon various termination of employment scenarios, as described below. The following describes how certain elements of compensation are handled under these scenarios for the named executive officers, assuming termination as of the last day of the 2008 fiscal year.

•
Base salary—Base salary is paid through the last day worked, regardless of reason for termination of employment.

•
Annual and long-term performance awards—Eligible employees who work through the last day of the fiscal year are eligible for annual and long-term performance awards payable for that year, if terminated because of death, disability or retirement.

•
Stock options—Treatment depends on the reason for termination of employment.

—
Termination—All stock options that were not vested are forfeited effective upon the date of termination. Vested stock options that were not exercised prior to termination are exercisable up to one year, not to extend beyond the original expiration date.

  —
  Death, Disability or Retirement—Stock options granted in the year prior to termination that would be exercisable on the first anniversary of grant become immediate exercisable and remain so until the original expiration date. Options that would become exercisable more than one year from grant will generally become exercisable 30 days after death, disability or retirement (in the absence of action by the Compensation Committee of the Board of Directors of the Company) and remain so until the original expiration date.

•
Restricted stock units—Treatment depends on the reason for termination of employment.

—
Termination—All restricted stock units that were not vested are forfeited effective upon the date of termination.

—
Death, Disability or Retirement—Restricted stock units immediately vest (subject to applicable tax regulations).

•
Retirement benefits (Pension and SERP)—Benefits will be paid out upon retirement as described above under "—Post-Employment Compensation."

•
Nonqualified deferred compensation—Upon termination for any reason other than death, a participant's DEC account balance will be paid according to the deferral and payment elections then in effect. Upon death, the balance will be paid out to the participant's beneficiary according to the deferral and payment elections then in effect. Upon a change in control of the Company, a participant's entire DEC account balance will be paid to the participant in a single lump sum.

•
Perquisites and other executive benefits—In most cases, participation ends on the last day worked, unless otherwise agreed by the Compensation Committee.

The following table and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company's compensation programs upon various scenarios for termination of employment or a change-in-control of the Company.

Payment Upon Termination or Change-in-Control Table

Name	Termination ($)	Resignation[1] ($)	Death, Disability or Retirement[2] ($)	Change in Contro1[3] ($)

Arthur Sulzberger, Jr.
Stock options	0	0	0	0
Restricted stock units	0	210,000	210,000	0
Salary	0	0	0	0
Retirement benefits[4]	954,891	954,891	954,891	954,891
Non-qualified deferred compensation	3,765,539	3,765,539	3,765,539	3,765,539
Severance benefits under Company's Severance Pay Plan	1,087,000	0	0	0
Janet L. Robinson
Stock options	0	0	0	0
Restricted stock units	0	1,148,000	1,148,000	0
Salary	0	0	0	0
Retirement benefits[4]	793,664	793,664	793,664	793,664
Non-qualified deferred compensation	632,942	632,942	632,942	632,942
Severance benefits under Company's Severance Pay Plan	980,769	0	0	0
Michael Golden
Stock options	0	0	0	0
Restricted stock units	0	119,000	119,000	0
Salary	0	0	0	0
Retirement benefits[4]	495,912	495,912	495,912	495,912
Non-qualified deferred compensation	2,201,070	2,201,070	2,201,070	2,201,070
Severance benefits under Company's Severance Pay Plan	578,769	0	0	0
Scott Heekin-Canedy
Stock options	0	0	0	0
Restricted stock units	0	217,000	217,000	0
Salary	0	0	0	0
Retirement benefits[4]	321,554	321,554	321,554	321,554
Non-qualified deferred compensation	369,483	369,483	369,483	369,483
Severance benefits under Company's Severance Pay Plan	351,683	0	0	0
P. Steven Ainsley
Stock options	0	0	0	0
Restricted stock units	0	178,500	178,500	0
Salary	0	0	0	0
Retirement benefits[4]	323,357	323,357	323,357	323,357
Non-qualified deferred compensation	714,070	714,070	714,070	714,070
Severance benefits under Company's Severance Pay Plan	500,000	0	0	0
James M. Follo
Stock options	0	0	0	0
Restricted stock units	0	0	108,500	0
Salary	0	0	0	0
Retirement benefits[4]	0	0	0	0
Non-qualified deferred compensation	0	0	0	0
Severance benefits under Company's Severance Pay Plan	36,923	0	0	0

1.
Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden, Heekin-Canedy and Ainsley were eligible to retire under the Company's retirement plans as of December 28, 2008, the last day of our 2008 fiscal year. Accordingly, payments to them upon any resignation would be the same as upon retirement as set forth under "Death, Disability or Retirement."

2.
The amounts shown for stock options and restricted stock units represent the in-the-money value of unexercisable stock options and restricted stock units that would immediately become exercisable and/or deliverable in shares or cash, upon retirement, death or disability of the named executive officer, based on the Company's closing stock price on December 26, 2008 ($7.00), the last trading day of our 2008 fiscal year.

  The option exercise prices of all options held by the named executive officers exceeded the closing stock price. As a result, no value would be received upon accelerated vesting of stock options.

3.
The Company's only change-in-control provisions are in the DEC. Generally, for purposes of the DEC, a change of control is deemed to occur if:

(i)
any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company's outstanding common stock or that has the ability to elect 50% or more of the Company's directors;

(ii)
a majority of the Company's directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

(iii)
any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company's assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

  Upon a change in control, the executive's entire DEC account balance would be paid in a single lump sum.

4.
The amounts shown represent anticipated annual pension and SERP payments assuming retirement at December 28, 2008. All of the named executive officers, other than Mr. Follo, are eligible for early retirement.

 Proposal Number 2—
Selection of Auditors

The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young"), an independent registered public accounting firm, as our auditors for the fiscal year ending December 27, 2009, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.

We have been informed by Ernst & Young that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee's Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal year 2008 and 2007:

Service Type	Fiscal 2008	Fiscal 2007

Audit Fees	$3,549,000	$3,215,046
Audit-Related Fees	115,990	—
Tax Fees	261,000	174,000
All Other Fees	—	—

Total Fees Billed	$3,925,990	$3,389,046

Audit Fees ($3,549,000; $3,215,046). This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. Audit fees increased in 2008 compared to 2007 due to software implementation and transaction audit fees incurred in 2008.

Audit-Related Fees ($115,990; $—). Audit-related fees for 2008 were due to preliminary software implementation review and enterprise risk assessment fees incurred in 2008.

Tax Fees ($261,000; $174,000). This category includes the aggregate fees billed by Ernst & Young for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $45,000 in 2008 and $57,000 in 2007. The remaining $216,000 in 2008 and $117,000 in 2007 was for tax advice, planning and consulting.

All Other Fees. No other fees were paid in either 2008 or 2007.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented to the meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 27, 2009, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

 Other Matters

Submission of Stockholder Proposals for 2010

Stockholders who intend to present proposals at the 2010 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 11, 2009. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2010 proxy materials.

Advance Notice

The Company's By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company's notice of such meeting, by or at the direction of the Board or by any stockholder who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A common stock, complies with certain notice procedures. Any holder of Class A common stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice to the Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. As a result, stockholders who intend to present proposals at the 2010 Annual Meeting under these provisions, must give written notice to the Secretary generally no earlier than December 24, 2009, and no later than January 23, 2010.

Certain Matters Relating to Proxy Materials and Annual Reports

The Company may satisfy SEC rules regarding delivery of the Notice of Internet Availability, proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one Notice of Internet Availability to multiple stockholders who share an address and one proxy statement and annual report to multiple stockholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, telephone (800) 240-0345. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

Kenneth A. Richieri
 Senior Vice President, General Counsel & Secretary
New York, NY
March 11, 2009

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

Please return this card...

only if you plan to attend.

The New York Times Company Annual Meeting of Stockholders 10:00 A.M., Thursday April 23, 2009

At:

TheTimesCenter

242 West 41st Street

New York, NY 10018

The New York Times Company

(  )  I plan to attend the Meeting*

Please type or print clearly.

Name of Stockholder

Street Address

City                          State                           Zip

*To facilitate counting, please vote your proxy even if you are planning to attend. You can always revoke it at the meeting, if you wish.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL

FIRST CLASS MAIL   PERMIT NO. 289   NEW YORK NY

POSTAGE WILL BE PAID BY ADDRESSEE

THE NEW YORK TIMES COMPANY

620 EIGHTH AVENUE, 18th FLOOR

NEW YORK, NY 10138-0258

Attn: Corporate Secretary

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) Choose BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 The New York Times Company ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2009 10:00 A.M. TheTimesCenter 242 WEST 41ST STREET NEW YORK, NEW YORK 10018 PROXY Class A THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on April 23, 2009 The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr. and Kenneth A. Richieri, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Thursday, April 23, 2009, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof. You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card. (Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Annual Meeting. FOR AGAINST ABSTAIN Class A Nominees: 01. Scott Galloway 02. William E. Kennard 03. James A. Kohlberg 04. David E. Liddle 05. Ellen R. Marram Mark Here for Address Change or Comments SEE REVERSE 1. Election of Directors Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/nyt Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOR ALL WITHHELD FOR ALL *EXCEPTIONS INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. *Exceptions ___________________________________________________________ Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such. The Proxy Statement and the 2008 Annual Report are available on the Internet at: http://bnymellon.mobular.net/bnymellon/nyt The Board of Directors recommends a vote FOR the election of directors and FOR proposal 2. ITEM 2–RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 23, 2009. Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated on or about March 11, 2009. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposal 2.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 The New York Times Company ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2009 10:00 A.M. TheTimesCenter 242 WEST 41ST STREET NEW YORK, NEW YORK 10018 PROXY Class B THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on April 23, 2009 The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr. and Kenneth A. Richieri, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Thursday, April 23, 2009, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof. You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card. (Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Annual Meeting. FOR AGAINST ABSTAIN Class B Nominees: 01. Raul E. Cesan 02. Daniel H. Cohen 03. Robert E. Denham 04. Lynn G. Dolnick 05. Michael Golden 06. Dawn G. Lepore 07. Thomas Middelhoff 08. Janet L. Robinson 09. Arthur Sulzberger, Jr. 10. Doreen A. Toben Mark Here for Address Change or Comments SEE REVERSE 1. Election of Directors Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/nyt Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. *EXCEPTIONS INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. *Exceptions ___________________________________________________________ Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such. The Proxy Statement and the 2008 Annual Report are available on the Internet at: http://bnymellon.mobular.net/bnymellon/nyt The Board of Directors recommends a vote FOR the election of directors and FOR proposal 2. ITEM 2–RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 23, 2009. Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated on or about March 11, 2009. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposal 2. FOR ALL WITHHELD FOR ALL

QuickLinks

  Voting Methods
  Where to Find More Information on The New York Times Company
  Documents Filed with the SEC
  Additional Information
  General Information
  The 1997 Trust
  Principal Holders of Common Stock
  Security Ownership of Management and Directors
  Section 16(a) Beneficial Ownership Reporting Compliance
  Proposal Number 1— Election of Directors
  Notes on Nominees
  Profiles of Nominees for the Board of Directors
  Class A Nominees
  Interests of Related Persons in Certain Transactions of the Company
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  Compensation Committee Procedures
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  Audit Committee Report
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  2008 Compensation of Non-Employee Directors
  Cash Compensation
  Non-Employee Director Compensation Table
  Directors' and Officers' Liability Insurance
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  Compensation Committee Report
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  Option Exercises and Stock Vested
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  Payment Upon Termination or Change-in-Control Table
  Proposal Number 2— Selection of Auditors
  Audit Committee's Pre-Approval Policies and Procedures
  Audit and Other Fees
  Recommendation and Vote Required
  Other Matters
  Submission of Stockholder Proposals for 2010
  Advance Notice
  Certain Matters Relating to Proxy Materials and Annual Reports